UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AECOM TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)
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AECOM TECHNOLOGY CORPORATION
555 SOUTH FLOWER STREET, SUITE 3700
LOS ANGELES, CALIFORNIA 90071

Dear AECOM Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of AECOM Technology Corporation, which will be held on Thursday, March 8, 2012, at 9:00 a.m. local time at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California 90071.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

        Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

        Thank you for your cooperation.

Sincerely,
John M. Dionisio Chairman and Chief Executive Officer

AECOM TECHNOLOGY CORPORATION
555 SOUTH FLOWER STREET, SUITE 3700
LOS ANGELES, CALIFORNIA 90071

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 8, 2012

        The 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting") of AECOM Technology Corporation (the "Company") will be held on Thursday, March 8, 2012, at 9:00 a.m. local time at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California 90071. At the 2012 Annual Meeting, you will be asked to:

  1.
  Elect the four Class I Directors named in the proxy statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2015 annual meeting of stockholders and until the election and qualification of their respective successors.

    The Board of Directors recommends that you vote FOR each of the director nominees.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

    The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

  3.
  Vote on an advisory resolution on the Company's executive compensation.

    The Board of Directors recommends that you vote FOR the advisory resolution.

        We will also attend to any other business properly presented at the 2012 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the proxy statement that is attached to, and a part of, this notice.

        Only stockholders of record at the close of business on January 9, 2012, can vote at the 2012 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,
Christina Ching Corporate Secretary

Los Angeles, California
January 27, 2012

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the 2012 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone, or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2012 Annual Meeting.

        You may revoke your proxy at any time before it is exercised by giving our corporate secretary written notice of revocation or submitting a later dated proxy by internet, telephone or mail, or by attending the 2012 Annual Meeting and voting in person.

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2012 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

AECOM TECHNOLOGY CORPORATION
555 SOUTH FLOWER STREET, SUITE 3700
LOS ANGELES, CALIFORNIA 90071

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 8, 2012

INTRODUCTION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of AECOM Technology Corporation, a Delaware corporation ("we," "our," the "Company" or "AECOM"), of proxies for use at our 2012 Annual Meeting of Stockholders ("2012 Annual Meeting") to be held on March 8, 2012, at 9:00 a.m. local time, or at any adjournment or postponement thereof. At the 2012 Annual Meeting, you will be asked to consider and vote on the matters described in this proxy statement and in the accompanying notice. The 2012 Annual Meeting will be held at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California 90071. Only stockholders of record at the close of business on January 9, 2012, which is the record date for the 2012 Annual Meeting, are permitted to vote at the 2012 Annual Meeting and any adjournment or postponement thereof.

        The Board of Directors is soliciting your vote to

  •
  Elect the four Class I Directors named in this proxy statement to the Company's Board of Directors to serve until the Company's 2015 annual meeting of stockholders and until the election and qualification of their respective successors;

  •
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and

  •
  Approve an advisory resolution on the Company's executive compensation.

        We are pleased to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On January 27, 2012, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 9, 2012, and posted our proxy materials on the Web site referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on March 8, 2012

The Proxy Statement and Annual Report on Form 10-K are available at investors.aecom.com.

INFORMATION REGARDING VOTING AT THE 2012 ANNUAL MEETING

Proxies

        You may vote your shares in person at the 2012 Annual Meeting or by proxy. There are three ways to vote by proxy: (1) by Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card, or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through certain banks and brokers.

        You may revoke your proxy at any time before it is exercised by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone, or (4) by attending the 2012 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, CA 90071, Attention: Corporate Secretary.

        All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board of Directors is unaware of any other matters that may be presented for action at our 2012 Annual Meeting. If other matters do properly come before our 2012 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

        If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the 2012 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2012 Annual Meeting.

Solicitation of Proxies

        We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. In addition, we have retained Georgeson, Inc. to act as a proxy solicitor in conjunction with the 2012 Annual Meeting. We have agreed to pay Georgeson a fee of $8,000, plus reasonable expenses, costs and disbursements for proxy solicitation services. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

        Our Board of Directors has fixed January 9, 2012, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2012 Annual Meeting. Only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2012 Annual Meeting. As of the record date, there were 117,093,494 shares of our common stock outstanding held by 2,208 record holders, in addition to approximately 45,104 holders who do not hold shares in their own names. A majority of the stock issued and outstanding and entitled to vote must be present at our 2012 Annual

Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2012 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2012 Annual Meeting for the purpose of determining whether or not a quorum exists. Broker non-votes will also be counted as present for the purpose of determining whether a quorum exists. "Broker non-votes" are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

        Directors are elected by a plurality. Therefore, the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be counted as participating in the voting for the election of directors, and will therefore have no effect for purposes of such proposal. Both the ratification of our independent registered public accounting firm and the advisory resolution on the Company's executive compensation require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting in order to be approved by our stockholders. In each case, abstentions will be counted as present and will have the effect of a vote against the proposal, while broker non-votes will not be counted as participating in the voting, and will therefore have no effect on the outcome of the vote on either of these proposals. Votes will be tabulated by the inspector of election appointed for the 2012 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Due to its advisory nature, the results of the advisory vote on the Company's executive compensation will not be binding on our Board of Directors but will be carefully considered by our Board. Our Board of Directors urges you to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone or by delivering to us or your broker, as applicable, a signed and dated proxy card.

        A representative of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Year-End Reporting Convention

        We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal years 2011, 2010, and 2009 contained 52, 52 and 52 weeks and ended on September 30, October 1, and October 2, respectively.

 PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

        The Company's Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes, with each class serving a three-year term. The Board of Directors is currently composed of 11 members, of whom four are Class I Directors, four are Class II Directors and three are Class III Directors. In accordance therewith, four Class I Directors will be elected at the 2012 Annual Meeting to serve until the 2015 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. If a quorum is present at our 2012 Annual Meeting, the four nominees receiving the greatest number of votes will be elected.

        Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. Each of the nominees has consented to serve as a director, if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Pursuant to the vote and immediately following the 2012 Annual Meeting, our Board of Directors will be comprised of four Class I Directors, four Class II Directors and three Class III Directors.

  Director Qualifications

        The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating, Governance and Risk Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to carry out his or her duties, and business acumen. In considering director candidates, the Nominating, Governance and Risk Committee looks for business experience and skills, judgment, independence, integrity, an understanding of such areas as finance, marketing, regulation, public policy and the absence of potential conflicts with the Company's interests. While the Nominating, Governance and Risk Committee does not have a formal policy with respect to diversity, the Nominating, Governance and Risk Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

        The Nominating, Governance and Risk Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating, Governance and Risk Committee considers diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating, Governance and Risk Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

        The following list sets forth our four director nominees, as well as each of our seven continuing directors.

Nominees for Class I Directors Whose Terms Expire 2015
James H. Fordyce
Linda Griego
Richard G. Newman
William G. Ouchi
Class II Directors Whose Terms Expire 2013
John M. Dionisio
Robert J. Lowe
William P. Rutledge
Daniel R. Tishman
Class III Directors Whose Terms Expire 2014
Francis S. Y. Bong
S. Malcolm Gillis
Robert J. Routs

        The following section sets forth certain background information of the nominees for election as directors and the current members of our Board of Directors who will continue serving following the 2012 Annual Meeting, as well as each individual's specific experience, qualifications and skills that led our Board of Directors to conclude that each such nominee/director should serve on our Board of Directors.

        James H. Fordyce, 52, was named to our Board of Directors in February 2006. Mr. Fordyce is a Managing Director of J.H. Whitney Capital Partners, LLC, a private investment firm. Mr. Fordyce has been with J.H. Whitney since July 1996. Mr. Fordyce also serves on the boards of several private companies.

        Mr. Fordyce brings to our Board of Directors significant financial and investment experience as a result of his position at J.H. Whitney Capital Partners, LLC, where he has overseen significant debt and equity investments for the firm. In addition, Mr. Fordyce brings experience from his service on other private and public company boards.

        Linda Griego, 64, was named to our Board of Directors in May 2005. Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company, since 1985. She was the founder and Managing General Partner of Engine Co. No. 28, a restaurant in downtown Los Angeles, from 1988 until 2010. She also served as Interim President and Chief Executive Officer of the Los Angeles Community Development Bank and was Deputy Mayor of Los Angeles. She is currently a Director of CBS Corporation and previously chaired the Board of Southwest Water Company. Ms. Griego is a Director of the new Martin Luther King Hospital board and serves as a trustee of the David and Lucile Packard Foundation. She has also served as a Los Angeles Branch Director of the Federal Reserve Bank of San Francisco.

        Ms. Griego brings executive management experience and expertise in government relations and public policy through her government appointments and service on not-for-profit boards. Her service on the boards of a number of large companies, including as the independent Chair of Southwest Water Company, provides our Board of Directors with insight regarding corporate governance matters, which is a key area of focus in today's corporate environment.

        Richard G. Newman, 77, has been a member of our Board of Directors since May 1990 and currently is our Chairman, Emeritus of the Board of Directors since October 2011. Mr. Newman served as Chairman of our Board of Directors from 2005 until September 2011. In March 2010, he transitioned from his role as an executive officer of the Company to a consultant to the Company. Mr. Newman previously was our Chairman and Chief Executive Officer from 2000 to 2005, Chairman, President and Chief Executive Officer from 1991 to 2000 and President from 1990 until 1991. He served as a director of our predecessor, Ashland Technology Corporation, from February 1989 until it became AECOM in April 1990. Mr. Newman was also President of Ashland Technology from December 1988 until May 1990. Previously, he was President and Chief Operating Officer of Daniel, Mann, Johnson & Mendenhall ("DMJM") from October 1985 to December 1988 and a Corporate Vice President and Vice President of DMJM from 1977 to 1985. Mr. Newman is a director of the Capital Private Client Services Funds. He also was a director of Southwest Water Company, Sempra Energy Company and mutual fund clusters affiliated with Capital Research and Management Company until 2010. Mr. Newman also serves on the boards of various charitable organizations.

        Mr. Newman brings a deep understanding of the Company's business, industry and operations to our Board of Directors from his over 30-year career at the Company and in the engineering and construction industry. In addition, as the longest-tenured continuing member of our Board of Directors, he serves as a valuable resource of institutional knowledge. Mr. Newman's executive experience is also a valuable resource for our Board of Directors in its dealings with senior management.

        William G. Ouchi, 68, joined our Board of Directors in May 2003. Dr. Ouchi is the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal at the Anderson School of Management at the University of California, Los Angeles. He has been on the faculty of UCLA since 1979. Dr. Ouchi is a director of Sempra Energy Company and the Conrad N. Hilton Foundation. Dr. Ouchi has also been Vice Dean for Executive Education at UCLA and Chief of Staff for the Mayor of Los Angeles. Dr. Ouchi also serves on the boards of various charitable organizations.

        Dr. Ouchi brings to our Board of Directors significant experience gained as a consultant and professor at the Anderson School of Management at UCLA including the areas of corporate governance and organizational performance. He also has extensive leadership experience and an understanding of corporate governance from his membership on other public company boards and charitable organizations and as a former chief of staff for the Mayor of Los Angeles.

        John M. Dionisio, 63, was appointed Chairman of the Board in October 2011 and has served as Chief Executive Officer since October 2005. Mr. Dionisio previously served as President from October 2005 to September 2011, and was elected to our Board of Directors in December 2005. From October 2003 to October 2005, Mr. Dionisio served as our Executive Vice President and Chief Operating Officer. From October 2000 to October 2003, Mr. Dionisio served as President and Chief Executive Officer of our legacy subsidiary DMJM+Harris operation. Mr. Dionisio joined Frederic R. Harris, Inc., predecessor company to DMJM+Harris, in 1971, where he served in a number of capacities, including Chief Executive Officer from October 1999 to October 2003, President from July 1996 to October 1999, Executive Vice President in charge of U.S. operations from 1993 to 1996 and Manager of the New York Operations and Northern Region Manager from 1992 to 1993. Mr. Dionisio is also a director of Corinthian Colleges, Inc.

        Mr. Dionisio brings a deep understanding of the Company's business, industry, operations and strategic planning to our Board of Directors from his nearly 40 years of experience with the Company and from his role as President and Chief Executive Officer. Having Mr. Dionisio serve on our Board of Directors also provides an open channel of communication between our Board of Directors and senior management.

        Robert J. Lowe, 72, was named to our Board of Directors in February 1993. Mr. Lowe is Chairman and Chief Executive Officer of Lowe Enterprises, Inc., a real estate company active in property investment, management and development, and its affiliated companies. He was the principal founding shareholder in 1972 of the corporation that became Lowe Enterprises, Inc. Mr. Lowe also serves on the Board of Claremont McKenna College and on the boards of various charitable organizations and government commissions and committees.

        Mr. Lowe's executive and investment career brings in-depth knowledge of business operations, strategy and technology to our Board of Directors with particular expertise in development and construction for the facilities market, one of the Company's principal end markets.

        William P. Rutledge, 70, was named to our Board of Directors in November 1998. Mr. Rutledge currently serves as Chief Executive Officer of Aquanano, LLC, a company specializing in the commercialization of water purification technology. Previously, he was President and Chief Executive Officer of Allegheny Teledyne, Inc., a diversified manufacturing company, from August 1996 until his retirement in 1997. Mr. Rutledge also serves on the Board of Directors of Sempra Energy Corporation and Advanced Turbines, Inc. and the board of trustees of St. John's Health Center Foundation, John Wayne Cancer Institute, the World Affairs Council of Los Angeles and the National World War II Museum.

        Mr. Rutledge brings strong leadership, knowledge and experience of strategic and financial matters to our Board of Directors from his tenure at Allegheny Teledyne, Inc. and his service as chief executive officer of Aquanano, LLC. He also brings to our Board of Directors important knowledge of public company governance through his service on multiple public company boards.

        Daniel R. Tishman, 56, was named to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction, a leading construction management firm, since 2000. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, National September 11 Memorial & Museum and UJA-Federation of NY. He also serves as an adviser to several government organizations.

        Mr. Tishman provides strong knowledge, management and operational experience in the construction management industry, and in particular large scale development projects such as the rebuilding of the World Trade Center site in New York City to our Board of Directors.

        Francis S. Y. Bong, 69, was named to our Board of Directors in May 2000 after our merger with Maunsell Consultants Asia Holding Ltd. He served as Chairman for our operations in Asia from 2000 to 2009. Prior to our merger with Maunsell, Mr. Bong was Chairman and Chief Executive of Maunsell from 1997 to 2000 and served as Managing Director of the same firm from 1987 to 1996. Mr. Bong started with Maunsell in 1975. Mr. Bong also serves on the Board of Directors of Cosmopolitan International Holdings Ltd. and China Merchants Holdings (International) Company Ltd. as a non-executive director.

        Mr. Bong brings to our Board of Directors significant experience in our industry and our businesses particularly throughout Hong Kong and Southeast Asia as a result of his over 20-year career at Maunsell and nine years of service as Chairman of our operations in Asia.

        S. Malcolm Gillis, 71, was named to our Board of Directors in January 1998. From July 2004 to present, Dr. Gillis has been a Professor of Economics at Rice University. Dr. Gillis served as President of Rice University from July 1993 to June 2004. Before assuming the presidency of Rice, Dr. Gillis was a professor at Duke University from 1984 to 1993, where he served as Dean of the Faculty of Arts and Sciences from 1991 to 1993. He was at Harvard University from 1969 to 1984, where he did extensive teaching and consulting in the area of international economics, with particular emphasis on Latin America and Asia, working with heads of state on economic policy issues. Dr. Gillis was a director of the Federal Reserve Bank of Dallas from 1998 to 2004. Dr. Gillis is a member of the Board of Directors of Halliburton Company and Service Corporation International. Dr. Gillis also serves on the boards of various educational and charitable organizations and government commissions and committees.

        Dr. Gillis brings to our Board of Directors significant economic, financial, and business knowledge and experience gained from his consulting and professorships of international economics at Rice University, Duke University and Harvard University. His knowledge and expertise in economic policy issues affecting Latin America and Asia is particularly valuable to our Board as both Latin America and Asia are targeted growth areas for the Company. Dr. Gillis also provides the Board with important insight regarding public company governance from his service on two other public company Boards.

        Robert J. Routs, 65, was named to our Board of Directors in December 2010. From 2004 until his retirement in 2008, Dr. Routs served as executive director, U.S. downstream operations, of Royal Dutch Shell plc, part of a global group of energy and petrochemical companies, and as Chairman, Shell Canada. Prior to that time, he served as group managing director for oil products and refining from 2003 to 2004, President and Chief Executive, Shell Oil Products US from 2002 to 2003 and President and Chief Executive, Equilon Enterprises LLC, a Shell-Texaco joint venture, from 2000 to 2002. Dr. Routs began his career at Royal Dutch Shell in 1971, serving in regional manufacturing and global general manager positions throughout his tenure. He also serves on the Board of Directors of AEGON N.V., AP Moller Maersk, Canadian Utilities, Royal DSM N.V., Royal KPN, and UPM Kymmene Oyj. Dr. Routs has informed the Company that he plans to reduce the number of director positions he holds by one prior to April 2012.

        Dr. Routs was appointed to our Board for his global energy sector leadership as well as his operating and board experience. These qualifications provide our Board of Directors with valuable international business experience and knowledge, which is particularly relevant in light of the global scope of the Company's operations.

Other Information

        On January 17, 2012, we announced that our Board has approved the appointment of David W. Joos as a Class III Director, effective March 1, 2012. Please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2012, for more information about Mr. Joos' appointment to our Board.

Vote Required and Recommendation of the Board of Directors

        The vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to elect the nominees to the Board of Directors. This means that the four individuals nominated for election to the Board of Directors who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of election of directors.

        The Board of Directors recommends that you vote FOR the election of Messrs. Fordyce, Newman, and Ouchi and Ms. Griego to the Board of Directors.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2012. A representative of Ernst & Young LLP is expected to be present at the 2012 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

        Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board of Directors is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board of Directors will reconsider its selection of Ernst & Young LLP, and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to ratify the selection of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Abstentions will be counted as a vote against the proposal.

        The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

PROPOSAL 3
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), we are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this proxy statement. Taking into consideration the voting results from the Company's 2011 Annual Meeting of Stockholders concerning the frequency of the stockholder advisory vote on executive compensation, the Company's Board of Directors has determined the Company shall hold an annual advisory vote on executive compensation until the next advisory vote on the frequency of such votes.

        Our executive compensation programs are designed to support the Company's long-term success. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation/Organization Committee has structured our executive compensation program to achieve the following key objectives:

  •
  Provide a competitive compensation package that will allow us to attract, motivate, reward and retain key talent to achieve our business objectives;

  •
  Provide incentives that promote sustained short- and long-term financial growth and stability in order to enhance stockholder value; and

  •
  Link pay to performance, with a majority of executive compensation at-risk and total compensation over time dependent on and balanced between each executive's individual performance and the overall performance of the Company.

        In fiscal year 2011, despite a challenging global economic environment, our revenue for the year ended September 30, 2011, increased 23%, to $8 billion as compared to $6.5 billion for the corresponding period in the previous fiscal year. The Company continues to outperform its relevant industry peers over a long-term (three year) basis in terms of total shareholder returns over the long term. We believe this performance shows the value of our strategy of pursuing a diversified global business. Further, we believe that our performance-based executive compensation programs provide incentives that are aligned with the strategy and with the best interests of our stockholders and have facilitated the Company's performance.

        We urge stockholders to read the "Compensation Discussion and Analysis" below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative which provide detailed information on the compensation of our named executive officers. The Compensation/Organization Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has supported and contributed to the Company's success.

        We are asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

  RESOLVED, that the stockholders of AECOM Technology Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation/Organization Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as a vote against the resolution, whereas broker non-votes will have no effect on the vote.

        The Board of Directors recommends that you vote FOR the advisory resolution on executive compensation.

CORPORATE GOVERNANCE

Board Meetings

        During our fiscal year ended September 30, 2011, our Board of Directors met six times, the Audit Committee met six times, the Compensation/Organization Committee met two times, the Nominating, Governance and Risk Committee met three times, and the Planning, Finance and Investment Committee met five times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served during fiscal year 2011.

Director Independence

        Seven of the 11 members of our Board of Directors are independent directors as defined in accordance with the listing standards of the New York Stock Exchange. These standards provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

        Applying these standards, our Board of Directors, upon the recommendation of our Nominating, Governance and Risk Committee, annually reviews the independence of our directors. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Company and our directors and their families; the absence of any of the other specific relationships that would preclude a determination of independence under New York Stock Exchange independence rules; the absence of any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under U.S. Securities and Exchange Commission rules regarding related person transactions; the insubstantial amount of goods and services that we purchase in the ordinary course of business from companies, and the modest amount of our discretionary contributions to non-profit organizations of which some of our directors or members of their families are associated.

        Our Board of Directors has determined that the following members are independent as determined in reference to the standards of the New York Stock Exchange: Messrs. Fordyce, Gillis, Lowe, Ouchi, Routs and Rutledge and Ms. Griego.

Board Leadership Structure

        The Board has been, and continues to be, a strong proponent of Board independence. As a result, the Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including only independent directors serving as committee chairpersons and the directors' and committees' ability to engage independent consultants and advisors.

        The independent directors annually appoint a lead independent director. H. Frederick Christie served as the lead independent director for fiscal year 2011 until his retirement at the 2011 Annual Meeting of Stockholders. William G. Ouchi succeeded Mr. Christie as the lead independent director following the 2011 Annual Meeting of Stockholders for the remainder of fiscal year 2011 and is serving in that role for fiscal year 2012.

        The position and role of the lead independent director is intended to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. The lead independent director has the following duties:

  •
  To organize, convene and preside over executive sessions of the non-employee and independent directors and promptly communicate approved messages and directives to the Chairman of the Board and Chief Executive Officer.

  •
  To preside at all meetings of the Board of Directors at which the Chairman of the Board is not available.

  •
  To collect and communicate to the Chairman of the Board and Chief Executive Officer the views and recommendations of the independent directors, relating to his or her performance.

  •
  To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.

        To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of and experience in the operations of the Company.

        Currently, the positions of Chairman of the Board and Chief Executive Officer are held by one person. We believe this structure is optimal for the Company at this time because it demonstrates for our employees, customers and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company.

        The Board of Directors believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company's management and key issues related to long-range business plans, long-range strategic issues, risks and integrity.

Executive Sessions

        Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board of Directors and committee meeting and, during fiscal year 2011, executive sessions were held at each regularly scheduled Board of Directors meeting. The executive sessions are chaired by the lead independent director, which as noted above, is William G. Ouchi for fiscal year 2012.

Board's Role in Risk Oversight

        The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board of Directors to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The Company's risk management process is overseen by its Chief Risk Officer, who is a member of the Company's senior management. The full Board receives regular updates on the Company's risk management process.

        The Nominating, Governance and Risk Committee oversees the Company's overall policies regarding risk assessment and risk management. However, the Nominating, Governance and Risk Committee consults with the Audit Committee in reviewing guidelines and policies with respect to risk assessment and risk management and with the Planning, Finance and Investments Committee in reviewing strategies with respect to foreign exchange risk. The Compensation/Organization Committee oversees risks relating to the Company's compensation policies and practices, as described below. The full Board monitors risk through regular reports from each of the Committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairpersons, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

        In fiscal year 2011, the Compensation/Organization Committee's independent consultant, Exequity, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including all executive officers. The Company reviewed the design features and performance metrics of our cash and stock-based incentive programs along with the approval mechanisms associated with each to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

        As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives including Performance Earnings Program awards, stock options and restricted stock units granted under our 2006 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  Performance Earnings Program awards, which make up 50% of long-term incentives for our executives, balance both growth and profitability and are earned if thresholds are met in both growth in earnings before interest, taxes and amortization ("EBITA") and return on investment over three years.

  •
  The Compensation/Organization Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our Section 16 Officers, including each of the Named Executive Officers.

  •
  The Compensation/Organization Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation/Organization Committee as described in the Consultant to the Compensation Committee Section of the proxy.

  •
  Our annual incentive programs for non-officer employees are funded based on our EBITA results and are approved by our Executive Management Team, which includes each of the Named Executive Officers. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.

  •
  Our long-term incentive and stock-based awards, including Performance Earnings Program awards, stock options and restricted stock units granted under our 2006 Stock Incentive Plan, are all approved by either the Compensation/Organization Committee or our CEO (and then reported to the Compensation/Organization Committee) under our delegations of authority.

  •
  Our Named Executive Officers are subject to stock ownership guidelines and our insider trading policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

        The Board of Directors of the Company has four standing committees: an Audit Committee, a Compensation/Organization Committee, a Nominating, Governance and Risk Committee and a Planning, Finance and Investment Committee. In accordance with New York Stock Exchange regulations, each member of the Audit Committee, the Compensation/Organization Committee and the Nominating, Governance and Risk Committee of the Board of Directors has been determined by our Board of Directors to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

        The members of each of the Company's standing committees are as follows:

Audit Committee
William P. Rutledge, Chair
S. Malcolm Gillis
Linda Griego
William G. Ouchi
Robert J. Routs

Compensation/Organization Committee
James H. Fordyce, Chair
S. Malcolm Gillis
Linda Griego
William G. Ouchi
William P. Rutledge

Nominating, Governance and Risk Committee
William G. Ouchi, Chair
S. Malcolm Gillis
Linda Griego
Robert J. Routs
William P. Rutledge

Planning, Finance and Investment Committee
Robert J. Lowe, Chair
Francis S.Y. Bong
James H. Fordyce
Richard G. Newman
Robert J. Routs
Daniel R. Tishman

        Audit Committee.    The Audit Committee of our Board of Directors consists of William P. Rutledge (Chairperson), S. Malcolm Gillis, Linda Griego, William G. Ouchi, and Robert J. Routs. The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the Securities and Exchange Commission and the regulations of the New York Stock Exchange, makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit of our financial statements and other services provided by our independent auditors, reviews and approves audit fees and all non-audit services and reviews and evaluates our audit and control functions. Our Audit Committee held six meetings during fiscal year 2011. Our Board of Directors has determined that Mr. Rutledge, Chairperson of the Audit Committee, and Dr. Routs each qualifies as an "audit committee financial expert" as defined by the rules under the Securities Exchange Act of 1934. The "Report of the Audit Committee" is included in this proxy statement below.

        Compensation/Organization Committee.    The Compensation/Organization Committee of our Board of Directors consists of James H. Fordyce (Chairperson), S. Malcolm Gillis, Linda Griego, William G. Ouchi, and William P. Rutledge. The Compensation/Organization Committee, comprised solely of independent directors, as defined under the regulations of the New York Stock Exchange, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of Section 162(m) under the Internal Revenue Code, oversees our compensation plans and organizational matters. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans as well as Company-wide equity plans for our employees. This committee also reviews the Board of Directors' compensation plan for service on the Board of Directors and its committees, utilizing independent consultants, and oversees management succession planning. For further information regarding the Compensation/Organization Committee's processes and procedures for determining executive and non-employee director compensation, see "Compensation of Executive Officers and Other Information—Compensation Discussion and Analysis." Our Compensation/Organization Committee held two meetings during fiscal year 2011. The "Report of the Compensation/Organization Committee of the Board of Directors" is included in this proxy statement below.

        Nominating, Governance and Risk Committee.    The Nominating, Governance and Risk Committee of our Board of Directors consists of William G. Ouchi (Chairperson), S. Malcolm Gillis, Linda Griego, Robert J. Routs and William P. Rutledge. The Nominating, Governance and Risk Committee is composed solely of independent directors, as defined under the regulations of the New York Stock Exchange, and is responsible for recruiting and retaining qualified persons to serve on our Board of Directors, including recommending such individuals to the Board of Directors for nomination for election as directors; for evaluating director independence; for oversight of our ethics and compliance activities; and for overseeing the Company's overall policies regarding risk assessment and risk management. The Nominating, Governance and Risk Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees the corporation's governance programs. This committee also conducts performance evaluations for the class of directors being elected at each annual meeting of stockholders. Our Nominating, Governance and Risk Committee held three meetings during fiscal year 2011.

        Planning, Finance and Investment Committee.    The Planning, Finance and Investment Committee of our Board of Directors consists of Robert J. Lowe (Chairperson), Francis S.Y. Bong, James H. Fordyce, Richard G. Newman, Robert J. Routs, and Daniel R. Tishman. The Planning, Finance and Investment Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans and other strategic initiatives. Our Planning, Finance and Investment Committee held five meetings during fiscal year 2011.

Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines that set forth several important principles regarding our Board of Directors and its committees, including Board of Director membership criteria as well as other matters. Our corporate governance guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

Codes of Conduct and Ethics

        We have adopted a code of conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the code of conduct and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the code of conduct through various means, including a toll-free hotline, and they may do so anonymously. We also obtain year-end certifications from management personnel confirming compliance with the code of conduct. If we make substantive amendments to the code of conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our Web site and/or in a report on Form 8-K in accordance with applicable rules and regulations. In addition, we have a separate code of ethics for senior financial officers that imposes specific standards of conduct on employees with financial reporting responsibilities. We also have a global ethical business conduct policy that provides specific guidance to ensure that lawful and ethical business practices are followed while conducting international business activities. Our code of conduct, code of ethics for senior financial officers and ethical business conduct policy are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, California 90071, Attention: Corporate Secretary.

Communications with the Board of Directors

        Our stockholders or other interested parties may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board of Directors, a committee or a director to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, California 90071, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director, as appropriate.

Director Nominations

        The Nominating, Governance and Risk Committee of our Board of Directors is charged with identifying, reviewing and recommending to the Board of Directors qualified individuals to become directors and regularly assessing the size and composition of the Board of Directors and recommending any changes to the Board of Directors.

        It is our belief that members of the Board of Directors should have the highest professional and personal ethics and values. The Board's Nominating, Governance and Risk Committee periodically reviews the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. We believe that, as a whole, the Board of Directors should include individuals that are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board of Directors endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating, Governance and Risk Committee looks for in director candidates include business experience and skills, judgment, independence, integrity, an understanding of such areas as finance, marketing, regulation, end markets, and public policy and the absence of potential conflicts with the Company's interests. While the Nominating, Governance and Risk Committee does not have a formal policy with respect to diversity, the Nominating, Governance and Risk Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

        Our Nominating, Governance and Risk Committee will consider stockholder nominations for directors. The Nominating, Governance and Risk Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described above. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) the tenth day following the day on which the notice of stockholder meeting was mailed or public disclosure of such meeting was made by the Company. To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (including such person's signed written consent to being named in the proxy statement as a nominee and to serve as a director of the Company, if elected) and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Director Attendance at Annual Meetings

        AECOM's policy is for directors to attend our annual meetings of stockholders, unless there are extenuating circumstances. All of the then-members of our Board of Directors attended the 2011 annual meeting of stockholders.

Director Compensation

        Information regarding the compensation of our non-employee directors is discussed below in "Compensation of Executive Officers and Other Information—Directors Compensation for Fiscal Year 2011."

Director Retirement Policy

        Our Board of Directors has adopted a director retirement policy which provides that, unless otherwise recommended by the Nominating, Governance and Risk Committee and approved by the Board of Directors, directors are expected to retire from the Board of Directors at the end of the term of service during which they turn 72 years of age. The Nominating, Governance and Risk Committee recommended and the Board of Directors approved the inclusion of Mr. Newman as a director candidate for re-election at the 2012 Annual Meeting.

Related Party Transaction Policy

        We have adopted a related party transaction policy, which covers transactions involving in excess of $120,000 between us and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee prior to entry into such transaction. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally.

        Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

        Prior to his retirement in 2011, Mr. Ronald Yamiolkoski was employed by our subsidiary AECOM USA, Inc. as an Associate Vice President, and he is the brother-in-law of Mr. Richard Newman, our non-executive Chairman of the Board. Mr. Yamiolkoski had no reporting responsibility to Mr. Newman and, in our fiscal year ended September 30, 2011, Mr. Yamiolkoski received compensation from AECOM USA, Inc. of approximately $129,150. The employment of Mr. Yamiolkoski was entered into more than 30 years ago, prior to the adoption of our related party transaction policy and has since been ratified by the Audit Committee.

        Mr. Daniel Tishman, Vice Chairman of the Company and a member of our Board of Directors, owns a substantial equity interest in, and has certain management rights with respect to, Tishman Hotel & Realty, LP, a Delaware limited partnership ("THR"), which is party to a certain Shared Services Agreement ("SSA"), dated July 14, 2010, between our wholly-owned subsidiary, Tishman Construction Corporation ("TCC") and THR, pursuant to which TCC provides THR and certain affiliates certain services in exchange for compensation based on an annual budget. The initial term of the SSA expires on July 14, 2015. In our fiscal year ended September 30, 2011, TCC received approximately $1,208,000 in compensation from THR pursuant to the SSA. THR and TCC are also parties to a certain Occupancy Agreement, dated July 14, 2010 (the "Occupancy Agreement"), pursuant to which THR pays to TCC a portion of the rent payable by TCC for its office space in a building located in New York, New York, in exchange for the right to use and occupy a portion of such space. THR may terminate the Occupancy Agreement at any time on 30 days notice to TCC. In our fiscal year ended September 30, 2011, TCC received approximately $1,067,000 in rent from THR pursuant to the Occupancy Agreement.

Stock Ownership Guidelines

        Non-employee directors are subject to stock ownership guidelines which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain at all times while serving as a director, ownership of AECOM stock at the lesser of a multiple of five times the annual retainer or a minimum number of shares. The minimum number of shares guideline is updated annually based on the current retainer ($80,000) and the 12 month trailing average AECOM stock price. Shares owned directly or indirectly, deferred stock units, 60 percent of the value of vested but unexercised stock options and 60 percent of unvested restricted stock units are counted toward the guidelines. Non-employee directors have five years after becoming a director to comply with the guidelines. The following table outlines the ownership of our independent non-employee directors as of September 30, 2011.

Non-employee Director	Actual—Shares	Actual—Retainer Multiple
Francis Y. Bong	588,772	192.0
James H. Fordyce	113,143	36.9
S. Malcolm Gillis	43,280	14.1
Linda Griego	15,752	5.1
Robert J. Lowe	103,123	33.6
Richard G. Newman	904,824	295.1
William G. Ouchi	70,584	23.0
Robert J. Routs	2,205	0.7
William P. Rutledge	32,032	10.4

        All of our non-employee directors, with the exception of Dr. Routs who joined our Board in 2010, exceed the stock ownership guidelines.

        Please see the Compensation Discussion and Analysis section for a discussion of the executive stock ownership guidelines applicable to our Named Executive Officers. Such guidelines apply to directors who are also Named Executive Officers of the Company.

EXECUTIVE OFFICERS

        AECOM Technology Corporation's executive officers are as follows:

Name	Age*	Position(s) Held
John M. Dionisio	63	Chairman and Chief Executive Officer
Daniel R. Tishman	56	Director, Vice Chairman
Michael S. Burke	48	President
Jane A. Chmielinski	58	Chief Operating Officer
James M. Jaska	60	President, Americas and Government
Stephen M. Kadenacy	43	Executive Vice President, Chief Financial Officer
Alan P. Krusi	56	President, Strategic Development
Nigel C. Robinson	58	President, Global Geographies
Anthony C.K. Shum	56	Chairman, Asia
Fredrick W. Werner	58	President, Corporate Development

*
As of January 27, 2012

        The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM Technology Corporation:

        John M. Dionisio was appointed Chairman of the Board in October 2011 and has served as Chief Executive Officer since October 2005. Mr. Dionisio previously served as President from October 2005 to September 2011, and was elected to our Board of Directors in December 2005. From October 2003 to October 2005, Mr. Dionisio served as our Executive Vice President and Chief Operating Officer. From October 2000 to October 2003, Mr. Dionisio served as President and Chief Executive Officer of our legacy subsidiary DMJM+Harris operation. Mr. Dionisio joined Frederic R. Harris, Inc., predecessor company to DMJM+Harris, in 1971, where he served in a number of capacities, including Chief Executive Officer from October 1999 to October 2003, President from July 1996 to October 1999, Executive Vice President in charge of U.S. operations from 1993 to 1996 and Manager of the New York Operations and Northern Region Manager from 1992 to 1993. Mr. Dionisio is also a director of Corinthian Colleges, Inc.

        Daniel R. Tishman was named to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. Previously, he served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction., a leading construction management firm, from 2000 to 2010. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, National September 11 Memorial & Museum and UJA-Federation of NY. He also has served as an adviser to several government organizations.

        Michael S. Burke was appointed President in October 2011. Mr. Burke previously served as Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to December 2006. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, most recently as a Western Area Managing Partner from 2002 to 2005 and was a member of KPMG's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance

Committee. Mr. Burke serves on the Board of Directors of Rentech, Inc., and is the Chairman of its Audit Committee. Additionally, Mr. Burke serves on the Board of Directors of Rentech Nitrogen Partners, L.P. Mr. Burke also serves on various charitable and community boards.

        Jane A. Chmielinski was appointed Chief Operating Officer in October 2011. Ms. Chmielinski previously served as Executive Vice President, Chief Corporate Officer from January 2009 to September 2011. She also served as Group Chief Executive for Corporate Development from January 2008 to January 2009, after serving as President and Chief Operating Officer of AECOM's legacy DMJM+Harris operation since October 2005. Prior to that, at DMJM+Harris, she served as Executive Vice President from October 2003 to October 2005 and as Senior Vice President from October 2002 to October 2003. Ms. Chmielinski began her career with DMJM+Harris in June 1993.

        James M. Jaska was appointed President, Americas and Government in October 2011. Mr. Jaska previously served as Executive Vice President, Government from January 2009 to September 2011. He also served as Group Chief Executive of our Government Group from 2005 to January 2009 and was a consultant to us from 2004 to 2005. Prior to joining AECOM, Mr. Jaska served as President of Tetra Tech, Inc. from November 2001 to 2004, after serving as its Vice President, Chief Financial Officer and Treasurer from 1994 to 2001. From 1991 to 1994, Mr. Jaska held several operations and management positions at Alliant Techsystems, Inc. in addition to leading the environmental business venture and having operational responsibility for large government defense plants. From 1981 to 1990, he held various finance and business management positions at Honeywell, Inc. From 1977 to 1981, Mr. Jaska managed regulatory affairs issues dealing with the production of specialty chemicals at Ecolab, Inc. Mr. Jaska also served as an advisor to numerous government and professional committees.

        Stephen M. Kadenacy was appointed Executive Vice President, Chief Financial Officer in October 2011. Mr. Kadenacy previously served as Senior Vice President, Corporate Finance from May 2008 to September 2011. Prior to joining AECOM, Mr. Kadenacy was with the accounting firm KPMG LLP in San Francisco, California, since 1996. During his tenure with the firm, Mr. Kadenacy held several leadership roles and served as the partner in charge of several businesses.

        Alan P. Krusi was appointed President, Strategic Development in October 2011. Mr. Krusi previously served as Executive Vice President, Corporate Development from January 2009 to September 2011. He also served as Executive Vice President from July 2008 to January 2009. Prior to our acquisition of Earth Tech, Inc., Mr. Krusi was President of Earth Tech from October 2003 to July 2008. He previously served as Chief Executive of RealEnergy, Inc., a provider of on-site electricity and thermal energy production, from April 2002 to August 2003. From July 1999 to April 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management of large public infrastructure projects. Prior to his employment with URS, and over a period of 22 years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi is a member of the Board of Directors of Comfort Systems USA, Inc., a provider of commercial heating, ventilation and air conditioning services.

        Nigel C. Robinson was appointed President, Global Geographies, in October 2011. Mr. Robinson previously served as Executive Vice President, Geographies, from January 2009 to September 2011. He also served as Group Chief Executive of our Australia, New Zealand, Asia Group and the Middle East Group from 2003 to January 2009. From 2000 to 2003, he was Chief Executive of our Australia, New Zealand and the balance of our Asia businesses. Prior to our merger with Maunsell in 2000, Mr. Robinson was Chief Executive for Maunsell's Australia business and the balance of its Asia business from 1998 to 2000 and served as Director of Maunsell's Queensland, Australia, operations shortly after joining Maunsell in 1989 until becoming Chief Executive in 1998.

        Anthony C.K. Shum was appointed Chairman, Asia in October 2010. Mr. Shum previously served as Chief Executive, Asia since October 2009. He joined AECOM in 2000 following our company's merger with the Maunsell Group. Prior to our merger with Maunsell, Mr. Shum was Managing Director of Maunsell Consultants Asia Ltd., where he served in various executive roles since 1977.

        Frederick W. Werner was appointed President, Corporate Development, in October 2011. Mr. Werner previously served as Executive Vice President, Business Lines, from January 2009 to September 2011. He also served as Group Chief Executive of our U.S. Group from January 2008 to January 2009. He served as Group Chief Executive of our U.S. Infrastructure Group from 2005 to 2008. Prior to that time, Mr. Werner served as President and Chief Operating Officer of AECOM's legacy DMJM+Harris operation from 2003 to 2005. He began his DMJM+Harris career in the Geotechnical Division in 1977, progressing to Vice President and Manager of New Jersey Operations, Senior Vice President and Manager of New York Operations and, finally, to Chief Operating Officer before becoming President.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Compensation Discussion and Analysis ("CD&A")

Introduction

        This compensation discussion and analysis describes the material elements of AECOM's executive compensation program for fiscal 2011. For fiscal 2011, our named executive officers ("NEOs") were:

  •
  John M. Dionisio, President and Chief Executive Officer ("CEO");

  •
  Michael S. Burke, Executive Vice President, Chief Financial Officer ("CFO");

  •
  Jane A. Chmielinski, Executive Vice President, Americas and Chief Corporate Officer;

  •
  Nigel C. Robinson, Executive Vice President, Global Geographies; and

  •
  James M. Jaska, Executive Vice President, Government

        Effective October 1, 2011, the following transitions were implemented: John M. Dionisio became Chairman of the Board and Chief Executive Officer; Michael S. Burke became President; Jane A. Chmielinski became Chief Operating Officer; Nigel C. Robinson became President, Global Geographies; James M. Jaska became President, Americas and Government; and Stephen M. Kadenacy became Executive Vice President, CFO. Because the discussion in this CD&A pertains only to fiscal 2011, all references to officer titles will be to those in effect during our fiscal 2011.

Executive Summary

        We are a leading global professional technical and management support services firm, providing planning, consulting, architectural and engineering design, and program and construction management services for commercial and government clients around the world. We have a long and proven track record of winning and managing the world's most complex and demanding projects. We provide the innovative technical expertise that creates, enhances, and sustains the world's built, natural and social environments.

        We can link AECOM's ongoing success to three key factors: our talented, dedicated employees around the world; a diversified growth strategy; and committed shareholders who enable our growth strategy to succeed. Our growth strategy is predicated on balanced, profitable growth in our business, both organically and through strategic acquisitions, with an emphasis on expanding our capabilities and diversifying in high growth areas, such as emerging and natural resources rich markets. We are also focused on operational excellence, continually seeking opportunities to improve margins and enhance cash flow. Our perspective is that high growth, acceptable levels of returns, and a business model with limited risk provide the best opportunity to increase value for our shareholders over the long-term.

        AECOM has delivered on these strategic objectives over time, with a 22-year track record of steady growth and profitability. Since our IPO in 2007, we have:

  •
  Expanded our business profile with key acquisitions in environmental, energy and power, cyber security, construction services, and emerging markets

  •
  Increased Earnings Per Share, or "EPS" at an average rate of 19% per year

  •
  Expanded our Earnings Before Interest, Taxes, Depreciation and Amortization, or "EBITDA" margin by 200 basis points to over 10%

  •
  Grown revenue 17% on a compound annual basis

  •
  Steadily increased backlog from $6 billion to $15.6 billion

Our Compensation Philosophy and Approach

        Our approach to compensation for our executives is directly linked to our business focus on strategic and profitable growth and to rewarding performance. Specifically, our compensation philosophy has the following elements:

  •
  We seek to provide a competitive compensation package that will allow us to attract, motivate, reward and retain key talent to achieve our business objectives;

  •
  We provide incentives that promote sustained short and long-term financial growth and stability in order to enhance shareholder value;

  •
  We believe in a strong pay-for-performance model, with a majority of NEO compensation at-risk and total compensation over time dependent on and balanced between each executive's individual performance and the overall performance of the company; and

  •
  Our goal is to optimize performance without encouraging unreasonable risks or incentivizing behavior which would be reasonably likely to result in a material adverse effect on the company.

Key components of our executive pay package which support this philosophy include:

  •
  A majority of target total compensation for our CEO and other NEOs are "performance-based" and subject to an assessment of company and individual performance against pre-defined goals and objectives; and

  •
  Over 70% of our CEO's target pay and over 64% of the pay for our other NEOs is performance-based, strongly aligning the realized value for our executives with our shareholders.

*
Excludes All Other Compensation, any change in Pension Value and all Deferred Compensation Earnings.

        Executives are aligned to our business objectives directly through the Performance Earnings Program (PEP), which is the largest single component of our executive pay plans, as well as a significant overall focus on share-denominated vehicles in total compensation, as illustrated above. We believe that the EBITA Growth and Return on Investment metrics (as defined below) that determine the final PEP value to participants provide direct linkage of a major component of our pay to how shareholders measure the long-term success of our growth strategy. These combined metrics encourage high growth, expanded profitability, and higher returns on investment. We believe this balanced approach to profitable growth and returns on investment provides a proper mix of incentives to our executives, which are well aligned with factors that we expect will drive the greatest value for our shareholders over time.

2011 Say on Pay Vote and Compensation Practices

        Following our 2011 annual meeting, the Compensation/Organization Committee (the "Committee") of the Board of Directors carefully reviewed the voting results with respect to the advisory vote on executive compensation as well as feedback from shareholders received during the proxy season. Based on this information and after thoughtful consideration, the Committee made a number of changes to our executive compensation program. We believe that we have responded to the concerns expressed by our shareholders in the 2011 advisory vote on executive compensation and are actively and continuously engaging them. In response to the advisory vote, we have taken the following specific actions in 2011 and 2012 to further enhance the link between our compensation philosophy and pay practices, and specifically to strengthen the link between pay and company performance:

  •
  Implemented "target" and "maximum" guidelines for annual incentive awards to our NEOs for fiscal 2011 to further clarify compensation opportunity and how payouts compare to expectations for performance;

  •
  Changed our long-term incentive mix to increase the proportion of awards that are explicitly linked to long-term financial objectives. Fiscal 2012 equity awards for the NEOs will consist of 60% PEP performance units and 40% restricted stock unit awards; and

  •
  Incorporated a target performance formula that links financial results and strategic measures of individual key contributions to company performance and includes pre-established financial goals that will determine 70% of the funding for short-term incentive program for fiscal 2012.

        Fiscal 2011 equity grants were made to our executives prior to the advisory vote on executive compensation and our decision to change our pay mix, and therefore the awards reflected in the Summary Compensation Table reflect the prior mix of 25% stock options, 25% restricted stock unit awards, and 50% PEP. Stock options were eliminated from the pay mix for fiscal 2012 as the Committee determined that a balanced mix of PEP awards and restricted stock units, with an emphasis on performance-based PEP awards, would better align executive interests with shareholders and company performance.

Key Governance Practices

        Other governance practices that enhance our pay for performance orientation include:

  •
  We have no employment agreements or multi-year compensation guarantees for any of our NEOs;

  •
  Our Change in Control Severance Policy provides severance benefits, including accelerated vesting of any equity awards, only if there is a change in control and an eligible termination of employment ("double trigger" for both cash and equity);

  •
  Severance benefits following a change in control do not exceed two times base salary and average bonus for any NEO;

  •
  We do not provide tax gross-up on either perquisites or change in control severance benefits to our NEOs;

  •
  Our NEOs and the members of our Board of Directors are subject to ownership guidelines which require them to maintain a significant equity stake, including ownership guidelines of six times base salary for our CEO;

  •
  The Company's insider trading policy prohibits hedging transactions involving Company securities by our NEOs; and

  •
  We have adopted a policy to hold an advisory vote on executive compensation on an annual basis.

Summary of Fiscal 2011 Performance and Compensation Results

        Despite a continued challenging economic environment, we delivered solid financial results for fiscal year 2011. Key results for the year included:

$ millions	Fiscal 2011	Fiscal 2010	% Change
Revenue	$8,037	$6,546	23%
Net Service Revenue (NSR)(1)	$5,181	$4,206	23%
EBITDA(1)	$525	$418	26%
EBITDA as % of NSR(1)	10.14%	9.93%	+21 bps
EPS(2)	$2.33	$2.05	14%
Cash Flow from Operations(3)	$280	$159	77%
Total Backlog	$15,604	$14,720	6%

(1)
Non-GAAP measure

(2)
Diluted EPS from continuing operations attributable to AECOM

(3)
September 30, 2011, amount excludes deferred compensation plan termination ($90 million) and associated excess tax benefits ($58 million)

        See our Annual Report on Form 10-K for additional information regarding the key results described above.

        We also continued to deliver on our long-term goals of profitable growth and returns. Our PEP program for executives is directly linked to achieving these results:

$ millions	Fiscal 2011	Fiscal 2010	Fiscal 2009	Fiscal 2008	Four-Year Average
EBITA Growth(1)	26%	19%	25%	47%	29%
Return on Investment(2)	16%	20%	21%	22%	20%

(1)
"EBITA" is defined as earnings before interest expenses, taxes, and amortization.

(2)
"Return on Investment" is calculated as follows: Fiscal Year EBITA divided by an investment base composed of the fiscal year average shareholders' equity and average total debt, less average cash adjusted for certain one-time items.

        The Committee's compensation decisions for fiscal 2011 were consistent with our financial performance and reflect the Committee's consideration of various forms of comparable compensation market data and a review of increasing roles and responsibilities.

        Although our financial results continue to be solid, our stock price results have declined over the past year. We believe that our compensation program for our senior executives is appropriately sensitive to these results. Specifically, the pay mix for our executives is heavily weighted to stock-based awards, and the realizable value of these awards changes along with our share price. Realizable value is defined as the value of equity awards as of the share price at the end of the period, rather than the value on the date of grant.

        Based on our stock price as of fiscal year end 2011, the realizable values of our equity awards to our CEO over the past four years was 41% lower than the grant date values of those awards reported in the Summary Compensation Table below and in prior proxy statements. Thus, to the extent we do not perform for our shareholders, our executives are similarly impacted with respect to this element of compensation. The charts below illustrate the grant date value versus realizable value and total compensation, based on a 2011 fiscal year end share price of $17.67, of equity awards to our CEO over the last four years.

*
Excludes All Other Compensation, any change in Pension Value and all Deferred Compensation Earnings.

        We note that the entire sector in which we compete has experienced declining share prices. However, on a relative basis, AECOM continues to outperform our relevant industry peers over a long-term (three year) basis. For example, when compared to the S&P Global Industry Classification Standard (GICS®)

Construction & Engineering Industry (GICS code 201030), AECOM has performed at or above our industry peers in terms of total shareholder returns over the long-term.

	1 Year	3 Year Annualized
75th percentile	9%	-6%
Median	-14%	-13%
25th percentile	-35%	-21%
AECOM	-27%	-10%
AECOM Percentile Rank	34%	65%

        We believe that this industry comparison is more relevant to our performance than the broader Capital Goods or Industrials GICS classifications.

Relationship between Company Performance and CEO Compensation

        The following graphs show the relationship between Mr. Dionisio's compensation and our EBITA and EPS over the past four years. Total compensation includes the salary paid, the actual annual incentive earned, and both the grant date value of equity incentives as well as the realizable value of equity incentives earned. The realizable value is the value of all equity incentives granted over the last four years based on a 2011 fiscal year end share price of $17.67.

*
Excludes All Other Compensation, any change in Pension Value and all Deferred Compensation Earnings.

        As noted above, realizable value is equal to the value of equity awards as of the share price at the end of each fiscal year, rather than the price on the date of grant. For this analysis, we have valued the number of PEP awards actually earned for PEP08 and PEP09. PEP10 and PEP11 awards are valued assuming they are earned at target performance. We have also assumed that all vested shares have been retained by the CEO through fiscal year end 2011 and that none of the stock options granted over the past four years have been exercised in order to compare to the grant date values on an equivalent basis. Our perspective is that the growth in total compensation is proportional to our continually improving financial performance over the past four years and therefore is well aligned with performance. In fiscal year 2011 the realizable pay, adjusted for changes in our share price year over year, increased slightly (+0.9%) despite strong financial performance including EBITA growth of 26% and earnings per share growth of 14%. We believe this reflects the alignment between Mr. Dionisio's pay and financial performance with an appropriate sensitivity to shareholder returns.

        In summary, our compensation program design and realizable pay results illustrate our pay-for-performance philosophy. We have rewarded our executives for sustained financial performance and growth during a difficult economic environment. At the same time, our emphasis on stock-based awards results in a healthy alignment between our executives' pay and the realized results for our shareholders.

The Compensation/Organization Committee and the Compensation Process

Role of the Committee

        Under its charter, the Committee has the sole authority to determine and approve compensation for our NEOs and for certain other executive officers. In addition, the Committee, which is comprised solely of independent directors and provides reports to the Board of Directors, reviews and approves compensation programs including grants made under our Equity Incentive Plan and 2006 Stock Incentive Plan, oversees our executive compensation philosophy and strategy, and ensures that proper due diligence, deliberations, and reviews of executive compensation are conducted. The Committee is also responsible for reviewing the compensation for the members of our Board of Directors and submits any modifications for approval to the Board of Directors. Compensation decisions related to base salary and long-term compensation were made in December 2010 and decisions regarding short-term compensation were made in November 2011.

Role of Management

        Mr. Dionisio does not make a recommendation as to his own compensation. With respect to compensation for each of our other NEOs, Mr. Dionisio makes recommendations regarding compensation to the Committee.

Role of Consultants

        The Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. Since January 2010, the Committee has engaged the services of the consulting firm Exequity LLP. During fiscal 2011, the consultant provided data on the compensation and relative performance of peer group companies and general industry to the Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided opinions on the degree to which compensation arrangements are consistent with market practices, and consulted on other compensation matters as needed. Exequity does not provide any additional services to the Company.

        Compensation benchmarking data for executives was provided from Hewitt's 2010 Executive Compensation database. The independent consultant's December 2010 and November 2011 reports provided the Committee with market survey information for base salary and short- and long-term incentive compensation within both our peer group companies and the broader market referred to above.

Sources of Data

        The Committee uses market data as a guideline in developing executive compensation packages for our NEOs but does not solely rely upon this data for the determination of appropriate or competitive compensation. The Committee seeks to maintain competitive compensation practices to retain key leaders and management to meet our business objectives.

        The Committee's independent consultant prepares reports to assist in the review and establishment of compensation paid to the NEOs for fiscal year 2011. These reports, using publicly available information as well as published compensation survey data, compares our performance and each element of NEO compensation to the performance of and compensation provided to executives serving in comparable positions within our peer group companies and the broader market for executive talent.

        While the Committee believes that peer company data should not be an exclusive benchmark for compensation decisions, peer data information is used as a guideline for the Committee. For compensation decisions made in December 2010 and November 2011, we utilized a peer group, which included the following companies:

  •
  Accenture Ltd.

  •
  CH2M Hill Companies Limited

  •
  Chicago Bridge and Iron Company

  •
  Computer Sciences Corporation

  •
  EMCOR Group, Inc.

  •
  Fluor Corporation

  •
  Foster Wheeler Ltd.

  •
  Granite Construction Incorporated

  •
  Jacobs Engineering Group, Inc.

  •
  KBR, Inc.

  •
  L-3 Communications Holdings, Inc.

  •
  McDermott International, Inc.

  •
  Northrop Grumman Corporation

  •
  Raytheon Company

  •
  SAIC, Inc.

  •
  Shaw Group

  •
  Tetra Tech, Inc.

  •
  Tutor Perini Corporation

  •
  URS Corporation

        The Committee considers the level of responsibility, experience and tenure of the individual and performance in the role. The Committee exercises business judgment as to the amount of weight the peer group data bears in determining individual pay decisions for our executives. The Committee regularly reviews the peer group and makes any modifications necessary to ensure the group remains an appropriate group of companies to use as a reference point. In considering changes to the peer group, the Committee considers AECOM's position relative to the proposed peer companies and general industry data. In addition to companies within our industry, companies specializing in industrial services or government contracting with sizeable international presence in locations where we operate and compete for talent are considered.

        For the most recent trailing four quarters available ending September 30, 2011, sales for our peer group companies ranged from $1.7 billion to $30.6 billion, as compared to $8.0 billion for AECOM, while net income for our peer group companies ranged from ($0.1 billion) to $2.3 billion, as compared to $0.3 billion for AECOM. As of September 2011 month end, market capitalization for our peer group companies ranged from $0.5 billion to $33.8 billion, as compared to $2.1 billion for AECOM. For the most recent trailing four quarters available ending September 30, 2011, the median sales for our peer group companies were $9.4 billion, while the median net income for our peer group companies was $0.3 billion. As of September 2011 month end, the median market capitalization for our peer group companies was $3.2 billion.

Use of Data by Committee in Pay Decisions

        To implement the compensation principles outlined in the above Executive Summary, the Committee reviews compensation for the NEOs considering base salary and short- and long-term incentive compensation with a focus on the total reward package. We look to our peer group companies and the broader market as a base line for compensation decisions for our NEOs, but we do not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market, whether for total direct compensation or any element of total direct compensation.

        Instead, when determining compensation for the executive officers, the Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year, and the individual performance and contribution of each individual executive during the year relative to pre-defined goals and objectives for each individual.

        For each of our NEOs, the Committee considered the following financial goal and accomplishments:

Key 2011 Financial Goal	Select 2011 Achievements
• Achieve financial performance objectives	• FY-11 EPS increased by 14%
• EBITDA increased by 26%
• Cash flow from operations increased by 77%(1)

(1)
September 30, 2011, amount excludes deferred compensation plan termination ($90 million) and associated excess tax benefits ($58 million)

        The other key goals and accomplishments considered by the Committee for fiscal 2011 included the following for each executive:

Executive	Key 2011 Goals	Select 2011 Achievements
John M. Dionisio, President and Chief Executive Officer ("CEO")	• Expand into new geographies, business lines and high-growth markets • Evolve enterprise risk management ("ERM") • Advance succession planning and leadership development programs

•

Expanded footprint in Asia, Middle East, Africa, cost consulting, energy and power

•

Enhanced ERM model and established risk management platform

•

Completed succession plans and launched leadership development program

Michael S. Burke, Executive Vice President, Chief Financial Officer ("CFO")	• Lead acquisition activity and integration • Drive margin improvement • Manage key internal initiatives	• Effective integration of acquisitions • Reduction in corporate infrastructure spend • Achievements in risk management initiative, operations, and investments in new market initiatives

Jane A. Chmielinski, Executive Vice President, Americas and Chief Corporate Officer	• Achieve marketing and business development targets • Manage succession planning and operations improvement • Manage key internal initiatives	• Achieved record project wins • Advanced leadership development and succession planning • Completed corporate integration initiatives and organizational design

Nigel C. Robinson, Executive Vice President,	• Manage global business leadership	• Managed leadership transition and succession planning

Global Geographies	• Contribute to acquisition activity in the global geographies	• Advanced acquisition activity and integrated acquisitions

James M. Jaska, Executive Vice President, Government	• Increase operational efficiency • Improve penetration of core market • Manage business leadership	• Developed integrated business systems compliance framework • Strategic project wins • Transitioned business leaders in significant business units

Elements of Compensation

        The compensation package for our NEOs generally consists of:

  •
  Base Salary—utilized to provide our executives with a competitive salary for their position and experience relative to their peers.

  •
  Short-Term Incentive Compensation—intended to encourage our executives to focus on achievement of the Company's annual financial plan as well as the specific qualitative goals included in our strategic plan.

  •
  Long-Term Incentive Compensation—designed to reward our executives for achieving performance related to our long-term objectives set forth in our five-year strategic plan.

  •
  Benefits, Retirement and Perquisite Programs—structured to protect our executives' health and well-being, facilitate the operation of our business, assist in the retention of our current executives and aid in the recruitment of new executives.

        Each of the components of our executive compensation program is described in more detail below.

  Base Salary

        We strive to provide our NEOs with base salaries that are aligned with their roles and responsibilities and are competitive when compared to market data. Base salaries are reviewed annually and at the time of promotion or other significant changes in responsibilities. The Committee sets the base salary of our NEOs using the broader market for executives as a guideline. The actual base salary is set to take into account the level of responsibility, experience and tenure of the individual and performance in the role.

        Effective January 2011, our Named Executives Officers received base salary increases of between approximately five and 11 percent, excluding our CEO who did not receive a base salary increase, with an average increase of approximately 7% for our NEOs. These increases are reflective of individual performance (as described above), heightened leadership roles within the Company, the growth of the Company and the addition of responsibilities for each of our NEOs.

  Short-Term Incentive Compensation

        Our short-term incentive compensation program allows us to create annual performance criteria that are adapted to the rapidly changing nature of our business and the economic environment. Our CEO and his management team are responsible for the overall performance of the Company in accordance with our strategic operating plan, as approved annually by our Board of Directors, and are evaluated relative to these objectives. Each year, the Committee reviews our performance as compared to financial and qualitative goals. Short-term incentive compensation may be reduced to zero if performance falls short of established goals.

        As noted above, in fiscal 2011 the Committee established target and maximum short-term incentive levels for each of the NEOs. These targets provide additional clarity regarding the annual incentive opportunity available to each NEO and allow for easier comparison of opportunity versus our peers. The Committee considered the impact of these targets on the total direct compensation position relative to the external market data as well as internal parity among similarly situated executives. The annual incentive opportunity for each of the NEOs is as follows:

Named Executive Officer	Annual incentive target as a percent of base salary	Maximum annual incentive as a percent of base salary
President, CEO	175%	350%
EVP, CFO	110%	220%
EVP, Global Geographies	90%	180%
EVP, Americas and Chief Corporate Officer	90%	180%
EVP, Government	90%	180%

        The measurement criteria for our NEOs' incentive compensation awards for fiscal year 2011 were key components of our annual strategic operating plan (as described above). These financial metrics were supplemented by qualitative achievements, as described above, such as: initiating and completing significant acquisitions, including effective integration; organizational design initiatives; leadership and succession planning programs; risk management initiatives; and other individual accomplishments. At the end of the fiscal year, the Committee reviewed Company performance on the measurement criteria above as well as relative to our peer group and determined, taking into account the target and maximum opportunities established for each of the NEOs, the actual short-term incentive compensation paid to the NEOs. The actual amounts of short-term incentive compensation awarded to the NEOs for fiscal year 2011 are shown in the column labeled "Bonus" in the Summary Compensation Table.

        For fiscal year 2012, the Committee adopted a short-term incentive program incorporating a target performance formula that links financial results and qualitative measures of individual key contributions to company performance and includes pre-established financial goals that will at least partially determine funding.

  Long-Term Incentive Compensation

        Our long-term incentive compensation program is designed to reward our NEOs on their achievement in advancing AECOM's long-term performance goals and enhancing shareholder value. Awards are made pursuant to our 2006 Stock Incentive Plan. The Committee annually reviews our long-term incentive programs to consider which award vehicles will meet our objectives and create the most efficient long-term incentives taking into account the rate at which we issue equity under our plans, tax impact of awards for the Company, risk/reward profile, total expense, and compensation practices among our peer group. A majority of our long-term incentive compensation is generally subject to company-wide performance targets for a three-year performance period for the NEOs. Thus, if the Company falls short of its performance targets for the three-year performance period based on a pre-established formula, the payout will be reduced and may be reduced to zero for significant shortfalls.

        The initial step in determining long-term incentive awards is the Committee's determination of an overall pool for long-term incentive awards. This determination is based on a recommendation from the CEO, which takes into account the size of previous pools relative to the growth in our Company earnings and in eligible employees, the accounting expense, the number of shares that would be granted relative to our common shares outstanding and the external competitiveness of individual awards.

        The Committee considers market data, including the comparable total direct compensation, and determines the long-term incentive value to be awarded to each NEO, including the CEO. In making these decisions, the Committee takes into account the impact of the awards to the NEOs on the remaining pool available for allocation to other executives. The dollar value awarded by the Committee to each NEO is then converted into a specific number of units or options, as applicable, based on the fair market value of our common stock on the date of grant. The awards provided to each NEO for fiscal year 2011 can be found in the columns labeled "Stock Awards" and "Option Awards" of the Summary Compensation Table.

        Under the PEP, we awarded performance units that are earned based on the Company's financial performance and continued employment over a three fiscal year performance period. The Committee establishes objective performance criteria for each PEP award period. The PEP awards are based on the three-year performance of two corporate objectives: (1) growth in EBITA and (2) return on investment. Growth in EBITA and Return on Investment are each given a 50 percent weighting in determining overall payout. These objectives are key components of our long-term strategic operating plan. These goals require a high level of financial performance to be achieved over the three-year period and payouts range based on actual performance. As described above, we believe that these metrics encourage high growth, expanded profitability, and higher returns on investment. EBITA and Return on Investment are non-GAAP measures, which we believe provide a meaningful measure of our business performance without the volatility of amortization expense or tax rate changes. Each year, new PEPs are designed with a similar approach as previous programs with respect to thresholds, targets and maximums, with changes considered by the Committee.

  Fiscal 2011 Long-Term Incentive Compensation Awards

        For the 2011 fiscal year, our Committee maintained its historic portfolio approach to long-term incentive compensation and provided awards to our NEOs that included a combination of PEP performance units, time-vested RSUs and stock options. Each NEO received 50% of his or her long-term incentive compensation in PEP awards, 25% in RSUs and 25% in stock options.

        RSUs convert to an equivalent number of AECOM shares of stock provided that the individual remains employed by the Company for at least three years from the date of grant. Stock options provide each individual with the option to purchase AECOM common stock in the future based on the share price on the option grant date. Stock options vest one-third per year with complete vesting three years from the date of grant and have an exercise price equal to the fair market value (closing stock price) of our common stock on the date the option is granted.

        The performance criteria for the PEP2011 awards are growth in EBITA and Return on Investment. The goals established under the PEP2011 awards were in line with the goals established for prior years. These goals require a high level of financial performance to be achieved over the three-year period and payouts may range from 0% to 200% of target based on actual performance.

  Performance Earnings Program for Fiscal Years 2009-2011

        The three-year performance period for our Performance Earnings Program for fiscal years 2009 - 2011 ("PEP2009") closed at the end of fiscal year 2011. Performance was measured 50 percent based on growth in EBITA and 50 percent based on Return on Investment. Given AECOM's achievement of the PEP2009 goals, our NEOs received payments from PEP2009 at 111% of target award amounts. The following table illustrates the target, maximum and actual performance levels and associated payout schedule for PEP2009.

Performance level	Target	Maximum	Actual
Return on Investment	19%	23%	19%
EBITA growth	16%	30%	24%
Payout percentage	100%	120%	111%

  Fiscal 2012 Long-Term Incentive Compensation Awards

        For the 2012 fiscal year, the Committee implemented a new long-term incentive compensation mix comprised of 60% performance units under the Performance Earnings Program for fiscal year 2012 ("PEP2012") and 40% RSUs. The Committee determined that this mix would more closely focus on our key operational goals contained in our PEP as discussed below.

        The PEP2012 awards are structured in a manner similar to the Performance Earnings Program awards from prior years. The performance criteria for the PEP2012 awards are growth in EBITA and Return on Investment. The goals established under the PEP2012 awards were in line with the goals established for prior years. These goals require a high level of financial performance to be achieved over the three-year period and payouts may range from 0% to 200% of target based on actual performance.

  Stock Ownership Guidelines

        Our NEOs are subject to stock ownership guidelines to provide another basis for aligning their interests with those of our shareholders, by ensuring our senior officers maintain a personal equity investment in AECOM. Under the guidelines, our CEO must maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, deferred stock units, unvested PEP units and other restricted stock units and vested stock options and shares are counted toward the guidelines. All share amounts that are pre-tax are reduced in value under the guidelines by 40 percent to cover expected tax withholding. Executives have five years from becoming subject to the guidelines to comply with the guidelines. The following table outlines the ownership of our NEOs as of September 30, 2011, all of whom exceed the stock ownership guidelines.

Named Executive Officer	Guideline— Salary Multiple	Actual— Shares	Actual— Salary Multiple
CEO	6.0	775,546	20.2
CFO	3.0	187,161	6.5
EVP, Global Geographies	3.0	225,957	10.7
EVP, Americas and Chief Corporate Officer	3.0	90,309	4.3
EVP, Government	3.0	94,903	4.7

  Benefit, Retirement and Perquisite Programs

        General.    Our NEOs are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our retirement plans, medical insurance, dental insurance, life insurance, and disability insurance programs. In addition to the benefit plans available to substantially all of our employees, we offer certain additional benefits to our executive officers and, where applicable, other senior officers. We believe these additional benefits are consistent with our overall compensation philosophy and are designed to ensure that we can effectively retain our executives (including the NEOs) and compete for new executive talent. These additional benefits consist of the following:

  •
  Executive Life Insurance.  All of the NEOs except for the Executive Vice President, Global Geographies, are eligible to participate in the U.S. Executive Life Insurance plan on an annual basis. This plan is in addition to the basic life insurance program which is open to a large majority of AECOM employees. The Executive Life Insurance plan provides up to an additional $800,000 in coverage.

  •
  Executive Medical Insurance.  Our NEOs, except for the Executive Vice President, Global Geographies, the Executive Vice President, Americas and Chief Corporate Officer and Executive Vice President, Government, all of whom became executive officers after the plan became frozen to new participants, are eligible to participate in the U.S. Executive Medical Insurance plan on an annual basis. This plan is in addition to the basic medical insurance programs that are open to most AECOM employees. The Executive Medical Insurance plan provides up to 100% reimbursement for certain medical expenses. This plan is frozen to new participants.

  •
  Executive Allowance.  Our NEOs, except for the Executive Vice President, Geographies, also receive an executive allowance, ranging from $20,000 to $40,000 annually, which may be used in their discretion.

        AECOM Retirement & Savings Plan ("RSP").    Our U.S. employees are allowed to make pre-tax, Roth or after-tax contributions of up to 6% of their compensation to this 401(k) plan, and AECOM makes a matching contribution equal to 50% of the employees' contributions (maximum 3% of compensation). In addition, if an employee elects to make a contribution in excess of 6%, but not greater than 31%, subject to IRS limits, whichever is less, and chooses to invest these contributions in Company common stock, a supplemental company matching contribution of 10% of the employees' contributions is provided.

        AECOM Deferred Compensation Plan ("DCP").    Prior to its liquidation in December 2010, the U.S. DCP was a nonqualified deferred compensation plan that enabled highly compensated U.S. employees to defer compensation that they might otherwise have contributed to the tax-qualified RSP. More information on the DCP is available in the Non-qualified Deferred Compensation for Fiscal Year 2011 table.

        Accrual Freeze of the AECOM Pension Plan, Management Supplemental Executive Retirement Plan (MSERP), 1992 Supplemental Executive Retirement Plan (92 SERP) and Excess Benefit Plan.    Effective October 9, 2009, AECOM decided to freeze future accruals to the AECOM Pension Plan, MSERP, 92 SERP and Excess Benefit Plan for all plan participants. The costs of funding the plans were significant and disproportionate to the Company relative to the benefits provided. In addition, certain features of the plans, such as the impact of financial markets on plan assets, exposed AECOM to considerable risk and volatility in funding such plans. Since the October 9, 2009 freeze, participants have not accrued any additional benefits under the plans. Additional information is provided below in the Pension Benefits for Fiscal Year 2011 section.

        AECOM Australia Superannuation Plan.    This plan is a defined benefit fund providing a lump sum benefit to members. The defined benefit plan is closed to new members. Of our NEOs, only our Executive Vice President, Geographies, is an executive defined benefit member in this plan. Additional information is provided below in the Pension Benefits for Fiscal Year 2011 section.

        Other Benefits.    Our Executive Vice President, Geographies, receives additional benefits as part of his international assignment in Dubai, United Arab Emirates. While on assignment in Dubai at the request of the Company, Mr. Robinson receives a cost of living differential, a location allowance to compensate for any hardship or adverse work or living conditions, an automobile allowance to cover transportation costs, a housing allowance, and a travel allowance for family home visits. Additional detail regarding these allowances is provided in the All Other Compensation column of the Summary Compensation Table.

        Perquisites.    We believe that offering our NEOs certain limited perquisites, including an executive allowance, facilitates the operation of our business, assists in their retention and aids in the recruitment of new executives. We believe the benefits to us of providing these perquisites outweigh their costs. It is our intention to periodically assess our business needs and evolving compensation practices to ensure that our perquisite offerings are competitive and in the best interests of our shareholders.

Change in Control Provisions, Severance Benefits and Employment Agreements

        We typically do not enter into employment agreements with our executives except in limited circumstances such as to ensure the retention of an executive for a period of time after an acquisition. We do not have any employment agreements in effect with any of our NEOs, including our CEO. We have an employment letter for our Executive Vice President, Geographies, outlining the conditions of his international assignment, including various allowances (described above in Other Benefits), but the letter does not guarantee continued employment or provide post-termination benefits.

        Effective March 5, 2009, the Company adopted the AECOM Technology Corporation Change in Control Severance Policy for Key Executives. The policy was created to provide severance benefits to certain key executives and to make certain that those executives would remain focused on shareholder interests in the event of a corporate transaction, including the NEOs, in connection with a change in control of the Company and an involuntary termination.

        The policy provides the following benefits upon termination without cause or for good reason following a change in control ("double trigger" for cash and equity):

  •
  A lump sum severance payment equal to a multiple (2 for the CEO and Chairman, and 1.5 for the other NEOs) of the sum of each individual's base salary and average bonus (the average of the bonus paid for the three fiscal years preceding the year of termination);

  •
  Continuation of group health benefits for the number of years equal to the severance multiple;

  •
  Accelerated vesting of all time vested equity awards, including stock options and RSUs; and

  •
  Accelerated vesting of performance based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control.

        The policy does not provide a gross-up for excise or other taxes. Additional details can be found under Payments and Benefits upon Termination or Change in Control.

        We also maintain a severance policy for U.S employees, including each of the NEOs other than the Executive Vice President, Geographies. The Executive Vice President, Geographies is eligible upon termination for statutory severance under United Arab Emirates laws. U.S. employees may be eligible for severance if their employment is terminated due to lack of work, restructuring or reorganization of a group, a reduction in force with no reasonable offer of an internal transfer, elimination of a job or position, or voluntary acceptance of a Company-initiated retirement program. A release agreement must be signed in order to receive severance pay. Employees with a title of Vice President or above are eligible for 12 weeks of base pay regardless of years of service.

Clawback Provisions

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), companies will be required to adopt a policy to recover certain compensation in the event of a material accounting restatement. AECOM intends to adopt a policy as required by Dodd-Frank when final regulations have been provided by the Securities and Exchange Commission and the New York Stock Exchange. In the event of a restatement of financial results prior to formal adoption of a policy, the Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement and structure an appropriate adjustment of repayment of compensation.

Hedging

        The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Securities Act of 1934) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits a company's federal tax deduction on compensation paid in excess of $1 million a year to the Chief Executive Officer and the other NEOs other than the Chief Financial Officer. The IRS' limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. Our policy is to structure, to the extent practicable, compensation arrangements with our executive officers that are fully deductible under federal tax law unless the benefit of such deductibility is outweighed by our corporate objectives.

        We will continue to monitor the deductibility of executive compensation pursuant to Section 162(m) and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, we are prepared, when appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation.

Accounting Standards

        Financial Accounting Standards Board Accounting Standards Codification Topic 718 (which formerly was referred to as SFAS 123R), requires a charge to compensation expense for the fair value of equity compensation awards. Grants of stock options, RSUs, and PEP awards under the Company's 2006 Stock Incentive Plan are accounted for under Codification Topic 718. The Committee considers the accounting implications of significant compensation decisions, particularly in connection with decisions that relate to AECOM's long-term incentive awards.

REPORT OF THE COMPENSATION/ORGANIZATION COMMITTEE OF
THE BOARD OF DIRECTORS

        The Compensation/Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
James H. Fordyce, Chairperson S. Malcolm Gillis Linda Griego William G. Ouchi William P. Rutledge

Executive Compensation Tables

        The following tables provide information regarding the compensation awarded to or earned during our Fiscal Year (FY) ended September 30, 2011, by our principal executive officer (PEO), our principal financial officer (PFO), and the three most highly compensated executive officers other than the PEO and PFO.

Summary Compensation Table for Fiscal Years Ended September 30, 2011, 2010 and 2009

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
John M. Dionisio	2011	$1,000,002	$3,000,000	$4,312,516	$1,437,506	$0	$264,348		$125,749	(5)	$10,140,121
President, CEO	2010	$997,506	$3,000,000	$3,750,019	$1,250,001	$0	$240,382		$150,353	(6)	$9,388,261	(6)
(PEO)	2009	$978,479	$2,500,000	$3,200,012	$800,007	$0	$222,469		$77,766		$7,778,733
Michael S. Burke	2011	$731,276	$1,350,000	$1,875,033	$625,008	$0	$0		$97,119	(7)	$4,678,436
EVP, CFO (PFO)	2010	$650,021	$1,000,000	$1,500,008	$500,004	$0	$0		$118,229		$3,768,262
	2009	$561,776	$800,000	$1,360,031	$340,008	$0	$0		$109,487		$3,171,302
Jane A. Chmielinski	2011	$537,514	$775,000	$1,125,037	$375,008	$0	$0		$28,497	(8)	$2,841,056
EVP, Americas and	2010	$475,010	$600,000	$750,004	$250,002	$0	$0		$59,688		$2,134,704
Chief Corporate Officer
Nigel C. Robinson	2011	$543,762	$500,000	$600,042	$200,007	$0	$434,668	(10)	$489,617	(11)	$2,768,096
EVP, Global	2010	$518,771	$550,000	$375,014	$125,001	$0	$362,705	(12)	$450,995		$2,382,486
Geographies(9)	2009	$493,250	$500,000	$320,030	$80,008	$0	$0		$348,651		$1,741,939
James M. Jaska	2011	$512,522	$675,000	$900,035	$300,001	$0	$0		$40,189	(13)	$2,427,747
EVP, Government	2010	$473,793	$525,000	$600,003	$200,002	$0	$0		$167,227		$1,966,025

(1)
Includes any deferrals to the qualified defined contribution and non-qualified deferred compensation plans. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the Non-qualified Deferred Compensation Table. The FY2011, FY2010 and FY2009 compensation amounts are for a 52-week fiscal year.

(2)
Includes any deferrals to the non-qualified deferred compensation plan. The FY2011, FY2010 and FY2009 incentive compensation was earned in each fiscal year and paid in December 2011, 2010 and 2009, respectively.

(3)
These amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. With respect to the PEP awards, these amounts represent the value based on the probable performance as of the grant date. The value of the FY2011 PEP awards based on maximum performance is as follows: Mr. Dionisio—$5,750,022; Mr. Burke—$2,500,026; Ms. Chmielinski—$1,500,049; Mr. Robinson—$800,037 and Mr. Jaska—$1,200,028. The Grants of Plan-Based Awards for Fiscal Year 2011 table, Outstanding Equity Awards at Fiscal Year-End 2011 and the Option Exercises and Stock Vested for FY2011 tables include additional information with respect to all awards outstanding as of September 30, 2011.

Each participant who received a PEP award was awarded a specific number of target units that will be earned by the participant throughout a three-year performance period based on a formula that will include two categories of performance for AECOM. The future value of these PEP grants is dependent upon the performance of the Company during the performance period. Each participant who received a RSU award was awarded a specific number of units that will be earned after three years and paid at a future settlement date. Please refer to the Long-Term Incentive Compensation section of the CD&A in this proxy statement for more details regarding these equity programs.

(4)
These amounts represent the grant date fair value of the option awards issued during the applicable fiscal year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant. Assumptions used in the calculation of these amounts are included in "Stock Plans" in note 16 to the Company's audited financial statements for the fiscal years ended September 30, 2011, 2010 and 2009, included in the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

(5)
This amount includes Company match in the RSP, executive life insurance premiums, executive medical insurance premiums, Company-paid charitable contributions, travel and entertainment expenses for Mr. Dionisio's spouse to Company events, Company-paid parking, personal air travel, security and automobile-related costs and a $40,000 executive allowance.

(6)
The FY2010 All Other Compensation and Total amount was reduced by $993 from that disclosed in last year's proxy statement due to reversal of excess employer contributions to the Company's RSP on November 3, 2011, which occurred after the 2011 proxy was filed.

(7)
This amount includes Company match in the RSP, executive life insurance premiums, executive medical insurance premiums, Company-paid charitable contributions, Company-paid parking, personal air travel, club membership dues and an executive allowance.

(8)
This amount includes Company match in the RSP, executive life insurance premiums and an executive allowance.

(9)
All amounts, excluding the exception noted below in footnote (10), were valued using the average exchange rate for FY2011, from United Arab Dirham to U.S. Dollars, of 0.2723 excluding stock and option awards which were determined in U.S. Dollars. The Australian Superannuation contributions within the All Other Compensation column were paid in Australian Dollars and converted to U.S. Dollars using the average exchange rate for FY2011 of 1.02715 (all average exchange rate data provided by Oanda.com).

(10)
Mr. Robinson's Pension Value increase from FY2010 to FY2011 was AUD 423,179. We converted this value into U.S. dollar equivalent of $434,668 based on the FY2011 average exchange rate of 1.02715 (all average exchange rate data provided by Oanda.com).

(11)
This amount includes Superannuation contributions in the amount of $142,221, a cost of living differential in the amount of $30,000, a housing allowance in the amount of $111,567, travel expenses for his spouse and family in the amount of $88,367, location allowance in the amount of $63,000, and automobile driver costs and auto allowance in the amount of $54,462, all related to Mr. Robinson's international assignment in the United Arab Emirates.

(12)
Mr. Robinson's Pension Value increase from FY2009 to FY2010 was AUD 403,032. We converted this value into a U.S. dollar equivalent of $362,705 based on the FY2010 average exchange rate of 0.89994 (all average exchange rate data provided by Oanda.com).

(13)
This amount includes Company match in the RSP, executive life insurance premiums, temporary housing and moving expenses, travel expenses for Mr. Jaska's spouse to Company events, Company-paid parking, club membership dues and an executive allowance.

Grants of Plan-Based Awards for Fiscal Year 2011

        The Compensation/Organization Committee typically considers and approves long-term incentive awards in the first quarter of each fiscal year at regular meetings. The grant date for the award is the date the Compensation/Organization Committee meets and approves the award.

        The following table sets forth information with respect to long-term incentive awards granted to Named Executive Officers during FY2011. The long-term incentive awards issued on December 8, 2010, used the following mix: 50% PEPs, 25% RSUs and 25% Stock Options. Refer to the long-term incentive awards section of the "Compensation Discussion and Analysis" in this proxy statement for more details regarding the various long-term incentive programs. All of the long-term incentive awards in the table below were made pursuant to the Company's 2006 Stock Incentive Plan.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock/Units	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards ($/Sh)
									Grant Date Fair Value of Stock and Option Awards(2)
Name and Principal Position	Grant Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)
John M. Dionisio	Stock Options	12/08/2010	—	—	—	—	153,089	$27.54	$1,437,506
President, CEO (PEO)	PEP	12/08/2010	0	104,394	208,788	—	—	—	$2,875,011
	RSU	12/08/2010	—	—	—	52,197	—	—	$1,437,505
Michael S. Burke	Stock Options	12/08/2010	—	—	—	—	66,561	$27.54	$625,008
EVP, CFO (PFO)	PEP	12/08/2010	0	45,389	90,778	—	—	—	$1,250,013
	RSU	12/08/2010	—	—	—	22,695	—	—	$625,020
Jane A. Chmielinski	Stock Options	12/08/2010	—	—	—	—	39,937	$27.54	$375,008
EVP, Americas and	PEP	12/08/2010	0	27,234	54,468	—	—	—	$750,024
Chief Corporate Officer	RSU	12/08/2010	—	—	—	13,617	—	—	$375,012
Nigel C. Robinson	Stock Options	12/08/2010	—	—	—	—	21,300	$27.54	$200,007
EVP, Global	PEP	12/08/2010	0	14,525	29,050	—	—	—	$400,019
Geographies	RSU	12/08/2010	—	—	—	7,263	—	—	$200,023
James M. Jaska.	Stock Options	12/08/2010	—	—	—	—	31,949	$27.54	$300,001
EVP, Government	PEP	12/08/2010	0	21,787	43,574	—	—	—	$600,014
	RSU	12/08/2010	—	—	—	10,894	—	—	$300,021

(1)
The target for the PEP2011 awards was 100% of the granted PEP units. The maximum for the PEP2011 awards was 200% of the granted PEP units.

(2)
The Grant Date Fair Value of Stock and Option Awards amounts in this column are based on the following calculations:

•
Stock Option Awards issued on December 8, 2010, are calculated based upon the number of options granted multiplied by the Black-Scholes value of $9.39, vest one-third each year on the annual grant date of December 8 for three years and are exercisable for a period of seven years from the date of grant.

  •
  Assumptions used in the calculation of the Black-Scholes value are included in "Stock Plans" in note 16 to the Company's audited financial statements for the fiscal years ended September 30, 2011, 2010 and 2009, in the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

  •
  PEP Awards are calculated based upon the number of target PEP units granted multiplied by the common stock price of $27.54 on the day of grant. This PEP award will cliff vest 100% on December 15, 2013 following the close of the three-year performance period, provided the performance conditions are achieved.

  •
  RSU Awards are calculated based upon the number of RSUs granted multiplied by the common stock price of $27.54 on the day of grant for the awards issued on December 8, 2010. These RSU awards will vest 100% on December 15, 2013 for each of the Named Executive Officers other than the President and CEO whose awards will vest one-third each year on December 15, 2011, 2012 and 2013.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table sets forth information with respect to all outstanding long-term incentive awards granted to Named Executive Officers as of September 30, 2011.

	Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
John M. Dionisio	N/A	153,089	$27.54	12/8/2017
President, CEO	48,449	96,900	$24.45	12/2/2016
(PEO)	65,521	32,760	$23.94	12/1/2015
	40,000	N/A	$10.39	12/2/2011
					RSU2011	52,197	RSU2011	$922,321
					RSU2010	34,084	RSU2010	$602,264
					RSU2009	33,417	RSU2009	$590,478
									PEP2011	104,394	PEP2011	$1,844,642
									PEP2010	102,250	PEP2010	$1,806,758
									PEP2009	111,279	PEP2009	$1,966,300
Michael S. Burke	N/A	66,561	$27.54	12/8/2017
EVP, CFO (PFO)	19,380	38,760	$24.45	12/2/2016
	27,847	13,923	$23.94	12/1/2015
	20,000	N/A	$12.405	10/3/2012
					RSU2011	22,695	RSU2011	$401,021
					RSU2010	20,450	RSU2010	$361,352
					RSU2009	14,203	RSU2009	$250,967
									PEP2011	45,389	PEP2011	$802,024
									PEP2010	40,900	PEP2010	$722,703
									PEP2009	47,295	PEP2009	$835,703
Jane A. Chmielinski	N/A	39,937	$27.54	12/8/2017
EVP, Americas and	9,690	19,380	$24.45	12/2/2016
Chief Corporate	8,191	4,095	$23.94	12/1/2015
Officer	8,000	N/A	$10.39	12/2/2011
					RSU2011	13,617	RSU2011	$240,612
					RSU2010	10,225	RSU2010	$180,676
					RSU2009	4,178	RSU2009	$73,825
									PEP2011	27,234	PEP2011	$481,225
									PEP2010	20,450	PEP2010	$361,352
									PEP2009	13,911	PEP2009	$245,807
Nigel C. Robinson	N/A	21,300	$27.54	12/8/2017
EVP, Global	4,845	9,690	$24.45	12/2/2016
Geographies	6,553	3,276	$23.94	12/1/2015
					RSU2011	7,263	RSU2011	$128,337
					RSU2010	5,113	RSU2010	$90,347
					RSU2009	3,342	RSU2009	$59,053
									PEP2011	14,525	PEP2011	$256,657
									PEP2010	10,225	PEP2010	$180,676
									PEP2009	11,129	PEP2009	$196,649
James M. Jaska	N/A	31,949	$27.54	12/8/2017
EVP, Government	7,752	15,504	$24.45	12/2/2016
	4,915	2,457	$23.94	12/1/2015
	30,000	N/A	$11.485	5/2/2012
					RSU2011	10,894	RSU2011	$192,497
					RSU2010	8,180	RSU2010	$144,541
					RSU2009	2,507	RSU2009	$44,299
									PEP2011	21,787	PEP2011	$384,976
									PEP2010	16,360	PEP2010	$289,081
									PEP2009	8,347	PEP2009	$147,491

(1)
This column represents the number of RSU2011, RSU2010, and RSU2009 awards that were not vested as of September 30, 2011.

(2)
This column represents the number of RSU2011, RSU2010, and RSU2009 awards that were not vested as of September 30, 2011, multiplied by the September 30, 2011, common stock price of $17.67 per share.

(3)
This column represents the number of PEP2011, PEP2010, and PEP2009 units that were not vested as of September 30, 2011. The number of units is based on target performance of 100% for PEP2011, PEP2010 and actual performance of 111% for PEP2009 as of September 30, 2011.

(4)
This column represents the number of PEP2011, PEP2010, and PEP2009 units that were not vested as of September 30, 2011, adjusted for the estimated PEP performance in the prior column, multiplied by the September 30, 2011, common stock price of $17.67 per share.

        The table below provides information on the vesting schedules associated with the outstanding long-term incentive awards listed above.

Award Type	Expiration Date	Vesting Schedule
Option	12/8/2017	Three year graded (33% each year) on the anniversary of December 8, 2010.
Option	12/2/2016	Three year graded (33% each year) on the anniversary of December 2, 2009.
Option	12/1/2015	Three year graded (33% each year) on the anniversary of December 1, 2008.
Option	10/3/2012	These options are fully vested.
Option	5/2/2012	These options are fully vested.
Option	12/2/2011	These options are fully vested.
RSU2011	—	The restricted stock units cliff vest 100% on December 15, 2013. Mr. Dionisio's award is three year graded (33% each year) on the anniversary of December 15, 2011.
RSU2010	—	The restricted stock units cliff vest 100% on December 15, 2012. Mr. Dionisio's award is three year graded (33% each year) on the anniversary of December 15, 2010.
RSU2009	—	The restricted stock units cliff vest 100% on December 15, 2011.
PEP2011	—	The performance units cliff vest 100% on December 15, 2013, subject to satisfaction of performance conditions.
PEP2010	—	The performance units cliff vest 100% on December 15, 2012, subject to satisfaction of performance conditions.
PEP2009	—	The performance units cliff vest 100% on December 15, 2011, subject to satisfaction of performance conditions.

        All of the PEP, RSU, and Stock Option awards become vested based upon the time and performance-based vesting criteria described under the Long-Term Incentive Compensation section in the "Compensation Discussion and Analysis" of this proxy statement.

Option Exercises and Stock Vested for Fiscal Year 2011

        The following table sets forth information with respect to options exercised and stock awards vested by the Named Executive Officers during FY2011.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
John M. Dionisio President, CEO (PEO)	—	$0	180,385	$5,000,272
Michael S. Burke EVP, CFO (PFO)	—	$0	77,313	$2,143,116
Jane A. Chmielinski EVP, Americas and Chief Corporate Officer	—	$0	10,888	$301,815
Nigel C. Robinson EVP, Global Geographies	—	$0	14,157	$392,432
James M. Jaska EVP, Government	—	$0	10,888	$301,815

(1)
The values in the Stock Award columns reflect amounts vested from PEP08 awards granted on November 28, 2007, and a RSU10 award granted on December 9, 2009. The value of the PEP08 units is based on units earned at 100% of target and the December 15, 2010, common stock price of $27.72. The value of the RSU10 units is based on the December 15, 2010, common stock price of $27.72.

 Pension Benefits for Fiscal Year 2011

        As of October 9, 2009, AECOM froze all future benefit accruals under the AECOM Technology Corporation Pension Plan, AECOM Technology Corporation Management Supplemental Executive Retirement Plan and 1992 AECOM Technology Corporation Supplemental Executive Retirement Plan.

        AECOM Technology Corporation Pension Plan.    The AECOM Pension Plan is a U.S. defined benefit plan that was adopted in September 1990. Participation in the AECOM Pension Plan was closed to new entrants effective April 1, 1998. Of our Named Executive Officers, only our CEO and Chairman are eligible to receive a retirement pension benefit under the Pension Plan.

        AECOM Technology Corporation Management Supplemental Executive Retirement Plan ("MSERP").    The Company amended the AECOM Pension Plan, effective July 1, 1998, to provide that certain participants, including Named Executive Officers (our CEO and Chairman), earning benefits under the AECOM Pension Plan would instead earn identical benefits under a plan known as the Management Supplemental Executive Retirement Plan, or MSERP. The MSERP replaces and provides benefits identical in nature to the AECOM Pension Plan but on an unfunded basis.

        1992 AECOM Technology Corporation Supplemental Executive Retirement Plan ("92 SERP").    In October 1992, we established the unfunded Supplemental Executive Retirement Plan, or 92 SERP, in order to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits consistent with the level provided by the previous AECOM Pension Plan formula. The 92 SERP requires a participant to have reached the minimum age of 50 and to have worked at AECOM for at least five years. The plan also includes early retirement provisions at age 62 with full retirement benefits.

        Of our Named Executive Officers, only our CEO is eligible to receive any benefits from the 92 SERP.

        AECOM Excess Benefit Plan.    In July of 1996, we established the AECOM Excess Benefit Plan for U.S. participants in the Supplemental Executive Retirement Plans in order to provide only those benefits which the AECOM Pension Plan cannot provide due to federal tax limits. Benefits from the Excess Benefit Plan are unfunded and will reduce, dollar-for-dollar, the pension benefit paid by the Supplemental Executive Retirement Plans.

        Of our Named Executive Officers, only our CEO is eligible to receive any benefits from the Excess Benefit Plan.

        AECOM Australia Superannuation Plan.    This plan is a defined benefit fund providing a lump sum benefit to members. The defined benefit plan is closed to new members. Executive defined benefit members may retire within 10 years of their normal retirement date of age 65 provided they have completed 10 years of plan membership. The benefit is 18.5% of final average salary for each year of pensionable service.

        Of our Named Executive Officers, only our Executive Vice President, Geographies, is an executive defined benefit member in this plan.

        The following table sets forth information with respect to the present value of the accumulated pension benefits for the Named Executive Officers during FY2011. Messrs. Burke and Jaska and Ms. Chmielinski are not eligible to participate in any of the AECOM Pension Plans.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)		Payments During Last FY ($)
John M. Dionisio President, CEO (PEO)	Pension Plan(2)	22.5000	$237,644		$0
	Management Supplemental Executive Retirement Plan(3)	22.5000	$328,163		$0
	1992 Supplemental Executive Retirement Plan(4)	22.5000	$2,785,811		$0
Nigel C. Robinson EVP, Global Geographies	Australia Superannuation Plan(5)	22.1667	$3,102,750	(6)	$0

(1)
Present Value of Accumulated Benefits ($)—Liabilities shown in this table are computed using the projected unit credit method reflecting average salary and service (where applicable) as of fiscal year end 2011. The material assumptions used to determine these liabilities can be located in note 9 to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age.

(2)
AECOM Technology Corporation Pension Plan—The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and "Final Average Compensation." Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(3)
AECOM Technology Corporation Management Supplemental Executive Retirement Plan—The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. The participant's benefit under this plan is equal to the participant's Total AECOM Pension Plan Benefit minus the benefit payable to the participant under the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service and the participant has to be a member of a select group of management or highly compensated employees, is an officer, is eligible for the AECOM Technology Corporation Incentive Compensation Plan and has been selected by the Compensation and Organization Committee to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(4)
1992 AECOM Technology Corporation Supplemental Executive Retirement Plan—The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994 and ending December 31, 2003. The participant's benefit under this plan is equal to the participant's Unlimited AECOM Pension Plan benefit minus the benefit payable to the participant under the AECOM Technology Corporation Management Supplemental Executive Retirement Plan and the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs when the participant is a member of a select group of management or highly compensated employees, has completed at least five years of service, is at least 50 years old and has been selected by the Board of Directors to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned three years of service. The earliest unreduced retirement age is 62. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(5)
Australia Superannuation Plan—This Plan is a funded defined benefit plan established on July 1, 1965. The Plan has both a defined benefit and a defined contribution section. The Plan is closed to new defined benefit members. New employees join the defined contribution section. For active defined benefit employees, the Plan provides lump sum benefits to Executive and Staff members on leaving service for any reason. On retirement between age 55 and 65, the benefit is a multiple of Final Average Salary. The benefit accrual rate is 18.5% for Executives and 16.5% for Staff members. On death or total and permanent disablement, the benefit is determined as the prospective retirement benefit at age 65; with the unfunded part of this benefit insured. Insured benefits are also payable on temporary disablement for a maximum period of two (2) years. On leaving service before age 55, the benefit is the greater of a discounted accrued retirement benefit and an accumulation of contributions with investment earnings (based on contributions of 8% of salary for Executive and 12.5% for Staff members). Staff members contribute 5% of salary.

(6)
Mr. Robinson's present value of accumulated benefit was AUD$3,020,737 converted to $3,102,750 based on an average exchange rate of AUD$1 = $1.02715. All average exchange rate data was provided by Oanda.com.

Non-qualified Deferred Compensation for Fiscal Year 2011

        The following table sets forth information with respect to activity in the non-qualified deferred compensation plan by the Named Executive Officers during FY2011. Mr. Robinson is ineligible to participate in the AECOM Deferred Compensation Plan (DCP).

        The DCP was closed to new contributions effective December 14, 2009, and account balances were distributed beginning on December 15, 2010. For additional information regarding the termination of the DCP, please see the Benefit, Retirement and Perquisite Programs section of the CD&A.

Name and Principal Position	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John M. Dionisio President, CEO (PEO)	$0	$0	$52,641	$(9,872,055)	$0
Michael S. Burke EVP, CFO (PFO)	$0	$0	$102,963	$(1,768,221)	$0
Jane A. Chmielinski EVP, Americas and Chief Corporate Officer	$0	$0	$55,125	$(1,078,068)	$0
James M. Jaska EVP, Government	$0	$0	$6,752	$(140,271)	$0

(1)
Following the termination of the DCP in 2009, there were no Executive Contributions to the plan in FY2011.

(2)
Following the termination of the DCP in 2009, there were no Company Matching contributions to the plan in FY2011.

(3)
This column represents the difference in the DCP beginning balance as of October 1, 2010, and the DCP ending balance as of September 30, 2011, less any employee and/or Company matching contributions and any withdrawals and/or distributions during FY2011. The values in this column are not represented in the Summary Compensation Table for the Named Executive Officers.

Payments and Benefits upon Termination or Change in Control

        Payments and benefits that would be provided to each Named Executive Officer in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume termination of employment effective as of September 30, 2011.

        No Named Executive Officer has an employment agreement that provides for severance or change in control benefits.

Change in Control Severance Policy for Key Executives

        Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the Named Executive Officers in the table below will receive the following benefits in connection with a change in control:

  •
  Upon a change in control ("single trigger"): (i) full vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing; and, (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested restricted stock units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 31 following the end of the PEP performance cycle).

  •
  Upon a termination without cause or with good reason within the period that begins 90 days prior to a change in control and ends 18 months following a change in control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, restricted stock unit and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (2.0x for CEO and Chairman and 1.5x for other Named Executive Officers) of the Named Executive Officer's base salary and average bonus earned over the three (3) years prior to the year of termination (but including only those years in which the Named Executive Officer was employed as a key executive of the Company); and (iii) continued health coverage for number of years equal to the severance multiple (i.e., either two years or 18 months).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company which is not cured within 30 days after written notice thereof to the executive; or (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least fifty percent (50%) of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities, (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive or (iv) the transfer of the executive's primary workplace by more than fifty (50) miles from the executive's then existing primary workplace; provided, however, that, in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Regular U.S. Severance Policy

        Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed schedule employees are eligible for severance pay if their employment in the U.S. is terminated under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force with no reasonable offer of an internal transfer, elimination of job or position, or voluntary acceptance of a company-initiated retirement program. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

        Severance benefits are computed on the basis of the employee's base rate of pay, regular full time or part time fixed classification, most recent date of hire, and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. Employees with a title of Vice President or above (including all of the Named Executive Officers) are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentives

        Pursuant to the terms of each of the RSU and PEP awards ("Long-Term Incentives" in the tables below) held by our Named Executive Officers, upon the date of a termination of the executive's employment as a result of death or Total and Permanent Disablement, the unvested awards granted prior to December 2010 will vest on a pro-rata basis which will then be applied to the percent earned at the time of the event and all other unvested awards will vest in full. Total and Permanent Disablement means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Pro-rata vesting is calculated as the percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Name and Principal Position	Plan Name	Death	Early Retirement and Voluntary Termination	Retirement	Resignation Upon Change of Control	Total and Permanent Disability	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)
John M. Dionisio President, CEO (PEO)	Pension Plan(2)	$115,668	$229,989	$237,644	$229,989	$229,989	$229,989	$229,989	$229,989
	Management Supplemental Exec. Retirement Plan(2)	$159,726	$317,592	$328,163	$317,592	$317,592	$317,592	$317,592	$317,592
	1992 Supplemental Exec. Retirement Plan(2)	$3,393,752	$3,393,752	$3,393,752	$3,393,752	$3,393,752	$0	$3,393,752	$3,393,752
	Long-Term Incentive(3)	$6,668,628	$0	$0	$0	$6,668,628	$0	$0	$8,135,803
	Severance Payment	$0	$0	$0	$0	$0	$0	$230,770	$7,000,003
	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	$15,465
Michael S. Burke EVP, CFO (PFO)	Long-Term Incentive(3)	$2,895,562	$0	$0	$0	$2,895,562	$0	$0	$3,532,142
	Severance Payment	$0	$0	$0	$0	$0	$0	$173,083	$2,337,541
	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	$15,809
Jane A. Chmielinski EVP, Americas and Chief Corporate Officer	Long-Term Incentive(3)	$1,364,315	$0	$0	$0	$1,364,315	$0	$0	$1,659,157
	Severance Payment	$0	$0	$0	$0	$0	$0	$126,926	$1,575,022
	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	$14,360

Name and Principal Position	Plan Name	Death		Early Retirement and Voluntary Termination	Retirement	Resignation Upon Change of Control	Total and Permanent Disability	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)
Nigel C. Robinson EVP, Global Geographies(4)	Australia Superannuation Plan		$4,259,654	$3,102,750	$3,102,750	$3,102,750	$4,259,654	$3,102,750	$3,102,750	$3,102,750
	Long-Term Incentive(3)		$793,588	$0	$0	$0	$793,588	$0	$0	$948,845
	Severance Payment		$401,153	$353,883	$401,153	$353,883	$401,153	$401,153	$401,153	$1,550,011
	Medical Coverage Continuation		$0	$0	$0	$0	$0	$0	$0	$27,693
James M. Jaska EVP, Government	Long-Term Incentive(3)		$1,033,223	$0	$0	$0	$1,033,223	$0	$0	$1,263,404
	Severance Payment	$		$0	$0	$0	$0	$0	$121,157	$1,462,519
	Medical Coverage Continuation		$0	$0	$0	$0	$0	$0	$0	$18,993

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
Present Value of Accumulated Benefits ($)—Liabilities shown in this table for the AECOM Technology Corporation Pension Plan and the AECOM Technology Corporation Management Supplemental Executive Retirement Plan are computed using the same material assumptions used to determine the analogous liabilities located in note 9 to our consolidated financial statements found elsewhere in this registration statement, except that the values provided are the values had the participant terminated and received immediate benefits as of September 30, 2011. In addition, the values provided above for the 1992 AECOM Technology Corporation Supplement Executive Retirement Plan have been calculated using the Plan's lump sum basis, which is a 2.42% interest rate and GAM83 mortality for distributions made during the plan year beginning October 1, 2011, since the payment would occur on October 1, 2011 if the participants had terminated on September 30, 2011.

(3)
This row includes the payment of all outstanding RSU2011, RSU2010, RSU2009, PEP2009, PEP2010 and PEP2011 awards upon Death and Total and Permanent Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock price as of September 30, 2011, which was $17.67 per share.

(4)
All Severance Payment amounts were valued using the average exchange rate for FY2011, from United Arab Dirham to U.S. Dollars, of 0.27230. If Mr. Robinson is involuntarily terminated upon change in control, he would be eligible for severance under our Change in Control Severance Policy for Key Executives. Mr. Robinson is eligible upon termination for statutory severance (End of Service Gratuity) under United Arab Emirates laws for other termination scenarios. Upon Early Retirement and Voluntary Termination as well as Resignation Upon Change in Control, Mr. Robinson is eligible to receive a severance payment based on 14 days of base salary for each year of service, prorated for any partial years worked. Upon termination for all other reasons in the table above, Mr. Robinson would be eligible for a severance payment based on 21 days of base salary for each year of service, prorated for any partial years worked.

Australia Superannuation Plan—This plan is a funded defined benefit plan established on July 1, 1965. The plan has been closed to new defined benefit members. For active defined benefit employees, the plan provides lump sum benefits to Executive members on leaving service for any reason. On retirement between age 55 and 65, the benefit is 18.5% of the final average salary for each year of pensionable service. On death or total and permanent disablement, the benefit is determined as the prospective retirement benefit at age 65; with the unfunded part of this benefit insured. The death benefit is a lump sum equal to 18.5% of current salary multiplied by the number of years of membership in the plan the participant would have had if they had survived and terminated on their normal retirement date. Insured benefits are also payable on temporary disablement for a maximum period of two (2) years. On leaving service before age 55, the benefit is the greater of a discounted accrued retirement benefit and an accumulation of contributions with investment earnings (based on contributions of 8% of salary for Executive members).

Mr. Robinson's values shown above was converted from AUD to USD based on an average exchange rate of AUD$1 = $1.02715. His accumulated benefit was AUD$3,020,737 converted to $3,102,750 and present value of death benefit and permanent disability benefit was AUD$4,147,061 converted to $4,259,654. All average exchange rate data was provided by Oanda.com.

Directors' Compensation for Fiscal Year 2011

        The following table sets forth information with respect to the compensation that members of the AECOM Board of Directors received in fiscal year 2011. Mr. Dionisio is an employee director shown on the Summary Compensation Table. Mr. Dionisio did not receive separate compensation for activities as a Board member. Mr. Tishman is an employee director, who is also an executive officer of the company, but who is not shown on the Summary Compensation Table and does not receive separate compensation for activities as a Board member. Prior to his retirement as an employee on March 31, 2011, Mr. Bong was an employee director, but not an executive officer of the company, and did not receive separate compensation for activities as a Board member. Beginning April 1, 2011, Mr. Bong began to receive compensation for activities as a Board member.

Director Compensation

        Those of our directors who also serve as employees and/or executive officers of the company are not compensated for attending meetings or performing any other function of the Board of Directors. All other directors, except, if applicable, the non-executive Chairman of the Board, are paid a retainer of $50,000 per year. In addition, these non-employee directors receive the following meeting fees:

  •
  Board of Directors and committee fees of $1,500 per meeting when in person and $1,000 when telephonic;

  •
  Committee Chair fees for Compensation/Organization, Nominating, Governance and Risk and Planning, Finance and Investment Committees of $3,000 per meeting when in person and $2,000 per meeting when telephonic instead of the regular committee fees; and

  •
  Audit Committee Chair fees of $4,500 per meeting when in person and $3,000 when telephonic instead of the regular committee fees.

        In lieu of a retainer, our lead independent director is paid the regular meeting fee for attendance at committee meetings, regardless of whether he or she is a member of the committee. Each outside director also receives a $1,000 per day fee for attendance at other qualifying Board-related functions in his or her capacity as a director.

        Each non-employee director, except for the non-executive Chairman of the Board, receives an annual long-term equity award of $100,000, comprised of 50% in time-vested RSUs and 50% in time-vested stock options to purchase AECOM stock. Each non-employee director who joins our Board of Directors will receive an annual long-term equity award pro-rated for the number of quarters he or she has served.

        In fiscal year 2011, the non-executive Chairman of the Board received annual Board-related compensation equal to $450,029, prorated among the components of a retainer of $130,000, meeting fees of $60,000 and annual long-term equity awards of $260,029, consisting of $130,028 in RSUs and $130,001 in shares of options to purchase AECOM stock, based on the relative proportion of these amounts paid to other non-employee directors. These amounts were paid under the same schedule and terms and conditions as for other non-employee directors. In addition, the non-executive Chairman of the Board received the following additional compensation for service as a consultant to the Company: annual consulting fees of $2,044,000 and all other compensation, including perquisites, of $57,669.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Francis S. Y. Bong(5)	$33,500	$50,027	$50,007	$405,624	$539,158
H. Frederick Christie(6)	$40,000	—	—	$9,355	$49,355
James H. Fordyce	$70,000	$50,026	$50,000	$12,424	$182,450
S. Malcolm Gillis	$69,500	$50,026	$50,000	$11,541	$181,067
Linda Griego	$74,500	$50,026	$50,000	$7,080	$181,606
Robert J. Lowe	$73,000	$50,026	$50,000	$10,270	$183,296
Norman Y. Mineta(7)	$33,000	—	—	$4,139	$37,139
William G. Ouchi	$79,000	$50,026	$50,000	$10,768	$189,794
Robert J. Routs	$56,000	$50,026	$50,000	—	$156,026
William P. Rutledge	$87,000	$50,026	$50,000	$13,801	$200,827
Richard G. Newman(8)	$190,000	$130,028	$130,001	$2,101,669	$2,551,698

(1)
These amounts include annual retainer fees and board and committee meeting fees earned in FY2011.

(2)
On January 18, 2011, Mr. Routs received an RSU grant of $12,506, or 446 units, based on a grant price of $28.04. On March 3, 2011, each non-employee director, except for the non-executive Chairman of the Board and Mr. Bong, received a RSU grant of $50,026, or 1,759 units, based on a grant price of $28.44. The non-executive Chairman of the Board received a RSU grant of $130,028, or 4,572 units, based on a grant price of $28.44. On April 1, 2011, Mr. Bong received a RSU grant of $50,027, or 1,808 units, based on a grant price of $27.67. Mr. Bong did not end his employment with AECOM until March 31, 2011, and was issued a Board stock option grant on April 1, 2011. All of these RSUs become 100% vested and lapse, in shares of AECOM stock, on the first anniversary of the grant date (March 3, 2012).

The directors have the following number of unvested RSUs, received as Board members, outstanding as of September 30, 2011:

Director	Unvested RSUs
Francis S.Y. Bong	1,808
H. Fredrick Christie	—
James H. Fordyce	1,759
S. Malcolm Gillis	1,759
Linda Griego	1,759
Robert J. Lowe	1,759
Norman Y. Mineta	—
Richard G. Newman*	4,572
William G. Ouchi	1,759
Robert J. Routs	2,205
William P. Rutledge	1,759

*All unvested RSUs for Richard R. Newman are held in the R&C Newman Revocable Trust.

(3)
On January 18, 2011, Mr. Routs received a $12,504 stock option grant to purchase 1,308 shares of AECOM common stock with an exercise price of $28.04 per share. On March 3, 2011, each non-employee director, except for the non-executive Chairman of the Board and Mr. Bong, received a $50,000 stock option grant to purchase 5,160 shares of AECOM common stock with an exercise price of $28.44 per share. The non-executive Chairman of the Board received a $130,001 stock option to purchase 13,416 shares of AECOM common stock with an exercise price of $28.44 per share. On April 1, 2011, Mr. Bong received a $50,007, or stock option grant to purchase 5,303 shares of AECOM common stock with an exercise price of $27.67. Mr. Bong did not end his employment with AECOM until March 31, 2011, and was issued a Board stock option grant on April 1, 2011. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant. Assumptions used in the calculation of these amounts are included in "Stock Plans" in note 16 to the Company's audited financial statements for the fiscal years ended September 30, 2011, 2010 and 2009, included in the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission. The options become 100% vested on the first anniversary of the grant date and expire seven (7) years from the date of grant.

  The directors have the following number of stock options, received as Board members, outstanding as of September 30, 2011:

Director	Options Outstanding	Options Unvested
Francis S.Y. Bong	5,303	5,303
F. Fredrick Christie	52,956	—
James H. Fordyce	37,616	5,160
S. Malcolm Gillis	30,116	5,160
Linda Griego	60,116	5,160
Robert J. Lowe	58,116	5,160
Norman Y. Mineta	34,956	—
Richard G. Newman*	13,416	13,416
William G. Ouchi	56,116	5,160
Robert J. Routs	6,468	6,468
William P. Rutledge	58,116	5,160

*All unvested Stock Options for Richard R. Newman are held in the R&C Newman Revocable Trust.

(4)
These amounts include Company matching contributions to charitable organizations, with the exception of Messrs. Bong, Mineta and Routs; Company-paid tickets to sporting events, with the exception of Messrs. Bong, Gillis, Mineta, Routs, Ouchi and Newman; spousal travel/costs associated with Board events with the exception of Ms. Griego and Messrs. Fordyce, Lowe and Routs; and retirement gifts for Messrs. Christie, Mineta and on behalf of Newman.

(5)
The following is a summary of the FY2011 compensation to Mr. Bong, who was an employee director employed on a part-time basis during the first half of the FY2011 starting October 1, 2010, to March 31, 2011, received in respect of his employment with the Company. All amounts were valued using the average exchange rate for FY2011, from Hong Kong Dollars to U.S. Dollars, of HKD$1 = $0.12854 provided by Oanda.com, with the exception of the stock and option awards which were valued in U.S. Dollars.

Name	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)
Francis S. Y. Bong	2011	$125,809	$70,000	$100,025	$109,790	$405,624

(a)
This amount includes the incentive compensation earned in FY2011 and paid in December 2011.

(b)
These amounts represent the grant date fair value of stock awards issued on December 8, 2010. As of September 30, 2011, Mr. Bong had the following outstanding long-term incentive awards as an employee: 2,457 vested stock options and 1,229 unvested stock options; 5,457 unvested RSUs; and 9,155 unvested PEP units.

(c)
This amount includes a Company match of $51,143 in AECOM shares in the Hong Kong Global Stock Plans, Company contributions to the Hong Kong MFP Pension Plan, travel expenses for his spouse to Company events, travel allowance, housing allowance of $37,020, club membership dues, annual medical costs and an executive allowance.
(6)
Mr. Christie retired from the Board of Directors on March 3, 2011.

(7)
Mr. Mineta retired from the Board of Directors on March 3, 2011.

(8)
These amounts for Mr. Newman exclude a one-time pension payout of $169,690 in FY2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation/Organization Committee of our Board of Directors during fiscal 2011 or currently is a current or former officer or employee of our Company, or had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of our Company serves or served during fiscal 2011 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation/Organization Committee.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence from AECOM Technology Corporation and its management. The Audit Committee has also considered whether the independent registered public accounting firm's provision of non-audit services to us is compatible with the registered public accounting firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,
William P. Rutledge, Chairman S. Malcolm Gillis Linda Griego Robert J. Routs William G. Ouchi

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

        The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual, consolidated financial statements for the fiscal years ending September 30, 2011, and 2010, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

	2011	2010
Audit Fees	$5,985,176	$5,016,000
Audit Related Fees	519,730	245,000
Tax Fees	1,597,455	1,973,000
All Other Fees	—	—

Total	$8,102,361	$7,234,000

        Audit Fees.    The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2011 and 2010 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

        Audit-Related Fees.    The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations; due diligence activities related to acquisitions; contractor's license compliance procedures; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

        Tax Fees.    The fees identified under this caption were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value-added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

        Approval Policy.    The Chairperson of our Audit Committee approves in advance all services provided by our independent registered public accounting firm. All such approvals are reported to the full Audit Committee. All engagements of our independent registered public accounting firm in fiscal years 2011 and 2010 were pre-approved by the Chairperson of the Audit Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 9, 2012 by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our named executive officers; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within 60 days from January 9, 2012.

Name And Address Of Beneficial Owner(1)	Amount And Nature Of Beneficial Ownership(2)	Percent Of Class(%)(2)
Bank of America Merrill Lynch(3) Trust Services 1400 Merrill Lynch Drive 3rd Floor South PO Box 1502 Pennington, NJ 08234	11,254,941	9.61%
John M. Dionisio(4)	853,432	*
Francis S.Y. Bong(5)	859,409	*
James H. Fordyce(6)	150,056	*
S. Malcolm Gillis(7)	71,799	*
Linda Griego(8)	56,470	*
Robert J. Lowe(9)	152,477	*
Richard G. Newman(10)	1,010,809	*
William G. Ouchi(11)	118,619	*
Robert J. Routs(12)	8,673	*
William P. Rutledge(13)	81,386	*
Daniel R. Tishman(14)	1,307,189	1.12%
Michael S. Burke(15)	222,544	*
Jane A. Chmielinski(16)	89,870	*
James M. Jaska(17)	114,826	*
Nigel C. Robinson(18)	215,708	*
All directors and executive officers as a group (20 persons)	6,315,594	5.35%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM Technology Corporation, 555 South Flower Street, 37th Floor, Los Angeles, California 90071, Attn: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 9, 2012, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Bank of America Merrill Lynch Trust Services acts as trustee with respect to our Retirement & Savings Plan Common Stock consisting of 11,254,941 common shares.

(4)
Common stock includes 246,209 shares subject to options exercisable prior to March 9, 2012 and 87,365 held in our RSP. Common stock also includes 69,200 shares held in his individual name, 440,658 shares held in his Merrill Lynch Brokerage Account and 10,000 shares held in a Merrill Lynch Brokerage account under John M Dionisio and Rose Lucy Dionisio JTWROS.

(5)
Common stock includes 3,686 shares subject to options exercisable prior to March 9, 2012, and 96,344 shares held in his individual name. Common stock also includes 422,152 shares held in Greenwood Nominees LTD and 337,227 shares held in his Merrill Lynch Brokerage Account.

(6)
Common stock includes 37,616 shares subject to options exercisable prior to March 9, 2012, 101,467 shares held by Secotan, LLC and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 9,214 shares held in his Merrill Lynch Brokerage Account.

(7)
Common stock includes 30,116 shares subject to options exercisable prior to March 9, 2012, and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 39,924 shares held in a Merrill Lynch Brokerage account under Stephen M. Gillis and Elizabeth Gillis Tenants in Common (TIC).

(8)
Common stock includes 50,116 shares subject to options exercisable prior to March 9, 2012, and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 4,595 shares held in her Merrill Lynch Brokerage Account.

(9)
Common stock includes 58,116 shares subject to options exercisable prior to March 9, 2012, and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 19,000 shares held in the Lowe Family Trust and 73,602 shares held in a Merrill Lynch Brokerage Account under the Lowe Family Trust.

(10)
Common stock includes 87,774 shares subject to options exercisable prior to March 9, 2012, held in the R&C Newman Revocable Trust, 697 shares held in our RSP and 4,572 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 44,392 shares held in the R&C Newman Partnership LP, 12,673 shares held in a Merrill Lynch Brokerage account under the R&C Newman Partnership LP, 57,516 shares held in a Merrill Lynch Brokerage account under the R&C Newman Revocable Trust, 144,931 shares held in the C&R Newman Family Foundation, 243,362 shares held in a Merrill Lynch Brokerage account under Richard G. Newman 2010 GRAT, 243,362 shares held in a Merrill Lynch Brokerage account under Christina H. Newman 2010 GRAT, 85,765 shares held in Merrill Lynch Brokerage account under Richard G. Newman 2011 GRAT and 85,765 shares held in Merrill Lynch Brokerage account under Christina G. Newman 2011 GRAT.

(11)
Common Stock includes 56,116 shares subject to options exercisable prior to March 9, 2012 and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 59,000 shares held in the William G. Ouchi TR Money Purchase Plan Trust and 1,744 shares held in his Merrill Lynch Brokerage Account.

(12)
Common stock includes 6,468 shares subject to options exercisable prior to March 9, 2012, and 2,205 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012.

(13)
Common stock includes 58,116 shares subject to options exercisable prior to March 9, 2012, and 1,759 shares will be acquired as settlement of Restricted Stock Units (RSUs) prior to March 9, 2012. Common stock also includes 1,744 shares held in his Merrill Lynch Brokerage Account and 19,767 shares held in a Merrill Lynch Brokerage account under William P Rutledge and Gertrude Rutledge trust account.

(14)
Common stock includes 1,307,189 shares held in his individual name.

(15)
Common stock includes 122,717 shares subject to options exercisable prior to March 9, 2012, and 23,945 shares held in our RSP. Common stock also includes 3,753 shares held in his individual name and 72,129 shares held in his Merrill Lynch Brokerage Account.

(16)
Common stock includes 44,978 shares subject to options exercisable prior to March 9, 2012, and 12,797 shares held in our RSP. Common stock also includes 3,114 shares held in her individual name and 28,981 shares held in her Merrill Lynch Brokerage Account.

(17)
Common stock includes 63,525 shares subject to options exercisable prior to March 9, 2012, and 4,161 shares held in our RSP. Common stock also includes 8,491 shares held in his individual name, 31,291 shares held in his Sun Trust Investment Services Brokerage Account and 7,358 shares held in his Merrill Lynch Brokerage Account.

(18)
Common Stock includes 26,619 shares subject to options exercisable prior to March 9, 2012, 20,474 shares held in his individual name and 168,615 shares held in his Merrill Lynch Brokerage Account.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2011, all Section 16 reporting persons complied with all applicable filing requirements, except for the following:

  •
  A Statement of Changes in Beneficial Ownership of Securities on Form 4 was not timely filed to report the January 6, 2011, partial vesting and subsequent settlement of common stock owned by Mr. Dionisio. The Form 4 reporting the vesting and settlement of these shares was filed on March 7, 2011.

Incorporation by Reference

        In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 21, 2011 is incorporated by reference herein. Printed copies of our 2011 Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investors Relations at (212) 973-2982; writing to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, California 90071, Attention: Corporate Secretary, or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com. Based on Securities and Exchange Commission regulations, the reports of the Compensation/Organization Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This proxy statement is sent to you as part of the proxy materials for the 2012 Annual Meeting. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Stockholders Sharing the Same Address

        Stockholders who may have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, California 90071, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our website: www.aecom.com; or by calling Investors Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

        If you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of the 2012 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

        Printed copies of our 2011 Annual Report on Form 10-K are available upon request without charge by calling Investors Relations at (212) 973-2982; writing to AECOM Technology Corporation, 555 South Flower Street, Suite 3700, Los Angeles, California 90071, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com.

Stockholder Proposals

  2012 Annual Meeting Proposals

        We were not notified of any stockholder proposals to be made at our upcoming 2012 Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the 2012 Annual Meeting.

  2013 Annual Meeting Proposals

        Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address set forth on the first page of this proxy statement no later than September 29, 2012. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

        In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Company's Board of Directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice at the address set forth in the Introduction not later than December 8, 2012, and no earlier than November 8, 2012, for matters to be presented at the 2013 Annual Meeting of Stockholders. However, in the event that the date of the 2013 Annual Meeting of Stockholders is held before February 6, 2013 or after April 7, 2013, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2013 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2013 Annual Meeting of Stockholders and (b) the tenth day following the day on which the notice of the 2013 Annual Meeting of Stockholders was mailed or public disclosure of such meeting was made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Other Matters

        Our Board of Directors knows of no other matters that will be presented for consideration at the 2012 Annual Meeting. If any other matters are properly brought before the 2012 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors, Christina Ching Corporate Secretary
Los Angeles, California January 27, 2012

ANNEX A

RECONCILIATION OF NON-GAAP ITEMS

AECOM Technology Corporation
Regulation G Information
($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Fiscal Years Ended
	September 30, 2011	September 30, 2010	September 30, 2009	September 30, 2008	September 30, 2007
Revenue	$8,037.4	$6,545.8	$6,119.5	$5,194.7	$4,237.3
Less: other direct costs	2,856.6	2,340.0	2,300.5	1,905.2	1,832.0

Revenue, net of other direct costs	$5,180.8	$4,205.8	$3,819.0	$3,289.5	$2,405.3

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Fiscal Years Ended
	September 30, 2011	September 30, 2010	September 30, 2009	September 30, 2008	September 30, 2007
EBITDA	$525.4	$417.5	$358.5	$284.5	$195.9
Less: depreciation	73.2	59.3	57.5	44.6	32.5

EBITA	452.2	358.2	301.0	239.9	163.4
Less: interest (income)/expense*	39.2	9.9	10.7	(1.3)	3.3
Less: amortization	37.1	19.6	26.6	18.2	12.6

Income from continuing operations attributable to AECOM before income taxes	375.9	328.7	263.7	223.0	147.5
Less: income tax expense	100.1	91.7	77.0	76.5	47.2

Income from continuing operations attributable to AECOM	275.8	237.0	186.7	146.5	100.3
Discontinued operations, net of tax	—	(0.1)	3.0	0.7	—

Net income attributable to AECOM	$275.8	$236.9	$189.7	$147.2	$100.3

*
Excluding related amortization.

***

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01EHDG 1 U P X +  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy / Voting Instruction Card A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain For Against Abstain 1. To elect Class I Directors: 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. 3. Vote on an advisory resolution on the Company’s executive compensation. For Withhold For Withhold For Withhold 04 - William G. Ouchi 01 - James H. Fordyce 02 - Linda Griego 03 - Richard G. Newman MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 2 7 0 1 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 8, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ACM. • Follow the steps outlined on the secured Web site. Vote by telephone • Within U.S.A., U.S. territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside U.S.A., U.S. territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. / /

ANNUAL MEETING OF STOCKHOLDERS – MARCH 8, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard Newman and Christina Ching, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM Technology Corporation held of record by the undersigned at the close of business on January 9, 2012, at the Annual Meeting of Stockholders to be held on March 8, 2012 at 9:00 A.M. (local time) at the Millennium Biltmore Hotel, 506 S. Grand Ave., Los Angeles, California 90071. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed and returned and no direction is made, this proxy will be voted for all of the nominees for director and for Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. Revocable Proxy — AECOM TECHNOLOGY CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01EHEF 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy / Voting Instruction Card A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain For Against Abstain 1. To elect Class I Directors: For Withhold For Withhold For Withhold 3. Vote on an advisory resolution on the Company’s executive compensation. 04 - William G. Ouchi 01 - James H. Fordyce 02 - Linda Griego 03 - Richard G. Newman 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. MMMMMMMMMMMM 1 2 7 0 1 3 2 MMMMMMMMM / /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ANNUAL MEETING OF STOCKHOLDERS – MARCH 8, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard Newman and Christina Ching, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM Technology Corporation held of record by the undersigned at the close of business on January 9, 2012, at the Annual Meeting of Stockholders to be held on March 8, 2012 at 9:00 A.M. (local time) at the Millennium Biltmore Hotel, 506 S. Grand Ave., Los Angeles, California 90071. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed and returned and no direction is made, this proxy will be voted for all of the nominees for director and for Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary or by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.edocumentview.com/ACM. Revocable Proxy — AECOM TECHNOLOGY CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01EHGF 1 U P X +  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy / Voting Instruction Card A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain For Against Abstain 1. To elect Class I Directors: For Withhold For Withhold For Withhold 3. Vote on an advisory resolution on the Company’s executive compensation. 04 - William G. Ouchi 01 - James H. Fordyce 02 - Linda Griego 03 - Richard G. Newman 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 2 7 0 1 3 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on March 1, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ACM. • Follow the steps outlined on the secured Web site. Vote by telephone • Within U.S.A., U.S. territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside U.S.A., U.S. territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. / /

Proxy — AECOM TECHNOLOGY CORPORATION RETIREMENT & SAVINGS PLAN Voting Instructions The undersigned, revoking previous voting instructions relating to these shares, hereby instructs Merrill Lynch Wealth Management, Retirement & Benefit Plan Services to vote all of the shares of common stock of AECOM Technology Corporation allocated to the undersigned’s Plan account as specified on the reverse side of this voting instruction card at the Annual Meeting of Stockholders to be held on March 8, 2012 at 9:00 A.M. (local time) at the Millennium Biltmore Hotel, 506 S. Grand Ave., Los Angeles, California 90071, and at any adjournments or postponements thereof. IF YOU SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD BUT NO CHOICE IS SPECIFIED, IF YOU DO NOT RETURN THIS CARD OR IF YOU DO NOT OTHERWISE PROVIDE DIRECTIONS VIA THE TELEPHONE OR INTERNET BY MARCH 1, 2012, THE SHARES ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY MERRILL LYNCH WEALTH MANAGEMENT, RETIREMENT & BENEFIT PLAN SERVICES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01EHHG 1 U P X + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy / Voting Instruction Card A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain For Against Abstain 1. To elect Class I Directors: 3. Vote on an advisory resolution on the Company’s executive compensation. 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. For Withhold For Withhold For Withhold 04 - William G. Ouchi 01 - James H. Fordyce 02 - Linda Griego 03 - Richard G. Newman MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 2 7 0 1 3 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on February 28, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ACM. • Follow the steps outlined on the secured Web site. Vote by telephone • Within U.S.A., U.S. territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside U.S.A., U.S. territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. / /

Proxy — AECOM TECHNOLOGY CORPORATION ANNUAL MEETING OF STOCKHOLDERS – MARCH 8, 2012 THIS PROXY IS SOLICITED ON BEHALF OF SUN LIFE FINANCIAL The undersigned hereby appoints Sun Life Financial as proxy for the undersigned with full power of substitution to act and vote, as directed, all vested shares of common stock of AECOM Technology Corporation allocated to the undersigned at the close of business on January 9, 2012, at the Annual Meeting of Stockholders to be held on March 8, 2012 at 9:00 A.M. (local time) at the Millennium Biltmore Hotel, 506 S. Grand Ave., Los Angeles, California 90071. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed and returned and no direction is made, Sun Life Financial will abstain from voting on your vested shares. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/ACM Step 1: Go to www.envisionreports.com/ACM to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Stockholder Meeting Notice 01EHFD + + Important Notice Regarding the Availability of Proxy Materials for the AECOM Technology Corporation Stockholder Meeting to be Held on March 8, 2012 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 26, 2012 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: E-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials, you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/ACM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials AECOM Technology Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 26, 2012. Stockholder Meeting Notice AECOM Technology Corporation’s Annual Meeting of Stockholders will be held on March 8, 2012 at the Millennium Biltmore Hotel, 506 S. Grand Ave., Los Angeles, California 90071, at 9:00 A.M. (local time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect Class I Directors: 01 - James H. Fordyce 02 - Linda Griego 03 - Richard G. Newman 04 - William G. Ouchi 2. To ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. 3. Vote on an advisory resolution on the Company’s executive compensation. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01EHFD